                                                                     EXHIBIT 2.1


--------------------------------------------------------------------------------


                      AGREEMENT AND PLAN OF REORGANIZATION

                          DATED AS OF DECEMBER 8, 1998

                                  BY AND AMONG

                         FIRSTAMERICA AUTOMOTIVE, INC.

                          DSW ACQUISITION CORPORATION

                                      AND

                             DSW & ASSOCIATES, INC.


--------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of December 8, 1998 by and among First America Automotive, Inc., a Delaware corporation ("FAA"), DSW Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of FAA ("Merger Sub"), DSW Associates, Inc., a California corporation ("DSW") and, solely for the purposes of Article III hereof, the shareholders of DSW listed on the signature page hereof (the "Major Shareholders").

                                   RECITALS
                                   --------

     The parties intend to cause a merger whereby Merger Sub will merge with and into DSW and DSW will become a wholly owned subsidiary of FAA; and

     The parties desire to effect such merger on the terms and conditions set forth herein and in such manner that the merger will be treated as a purchase for accounting purposes and will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     In consideration of the foregoing and the mutual agreements contained herein, the parties hereby agree as follows:


                                   ARTICLE I


                                  THE MERGER
                                  ----------


        1.1  The Merger.  Subject to the terms and conditions hereof, and in
             ----------
accordance with the California Corporations Code (the "California Code") Merger Sub will be merged with and into DSW (the "Merger"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof. Following the Merger, DSW shall continue as the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of Merger Sub shall cease.

        1.2  Effective Time.  The Merger shall become effective upon the
             --------------
filing of a Certificate of Merger with the Secretary of State of the State of Delaware and the filing of a duly executed Agreement of Merger substantially in the form of Exhibit A hereto (the "Agreement of Merger") and the required
            ---------
officers' certificates (the "Officers' Certificates") with the Secretary of State of the State of California (the date and time of such filing being hereinafter referred to as the "Effective Time").

        1.3  Effects of the Merger.  The Merger shall have the effects set
             ---------------------
forth in Section 1107 of the California Code. As of the Effective Time, DSW shall be a wholly-owned subsidiary of FAA.

        1.4  Articles of Incorporation and Bylaws.  The Articles of
             ------------------------------------
Incorporation and By-laws of DSW as in effect at the Effective Time shall be amended to read in their entirety to read substantially as the Certificate of Incorporation and By-laws of Merger Sub.

        1.5  Directors and Officers of the Surviving Corporation.  At the
             ---------------------------------------------------
Effective Time, each director of DSW shall cease to hold such office, and the directors of the Surviving Corporation shall be the directors of Merger Sub, each of whom shall hold such office until the next annual meeting of shareholders of the Surviving Corporation and until his successor shall have been elected or appointed and qualified to serve, or otherwise as provided in the Articles of Incorporation or By-laws of the Surviving Corporation.

        1.6  Meeting of the Shareholders of DSW.  DSW will take all action
             ----------------------------------
necessary in accordance with the California Code, federal securities laws and any other applicable law or regulation, and with its Articles of Incorporation and Bylaws, to obtain the approval by its shareholders of the Merger by written consent, or to convene a meeting of its shareholders, to be held as soon as practicable, to consider and vote upon this Agreement. DSW shall use its best efforts to obtain such shareholder approval. DSW represents and warrants that its Board of Directors, at a meeting duly called and held, has (i) determined that as of the date of such meeting, the Merger is fair to and in the best interests of the shareholders of DSW and (ii) resolved to recommend to the shareholders of DSW that they approve this Agreement.

        1.7  Closing; Consummation of the Merger.  The closing of the
             -----------------------------------
transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VI at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Ave., Palo Alto, CA 94040 or at such other date and place as FAA and DSW may agree. The date of the Closing, determined pursuant to this Section 1.7, is hereinafter referred to as the "Closing Date." Simultaneously with the Closing, the Agreement of Merger and Officers' Certificates shall be filed with the Secretary of State of California.


                                   ARTICLE II


          CONVERSION OF SHARES; DISSENTING SHARES; EXCHANGE OF SHARES
          -----------------------------------------------------------

2.1  Effect on Capital Stock.
     -----------------------

        (a) Subject to Section 2.4 hereof, at the Effective Time each issued and outstanding share of common stock, $0.001 par value per share, of DSW (the "DSW Common Shares"), any shares of preferred stock, $0.001 par value per share, of DSW (the "DSW Preferred

Shares") issued and outstanding immediately prior to the Effective Time (excluding any such shares held by FAA, Merger Sub or any other subsidiary of FAA, which shares shall be canceled in the Merger, and other than Dissenting DSW Shares (as defined in Section 2.2 hereof)) shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the number of shares of Class A common stock, $0.00001 par value per share, of FAA ("FAA Class A Common Stock") as is determined pursuant to this Section
2.1. The DSW Common Shares and DSW Preferred Shares are collectively referred to herein as the "DSW Shares." A maximum total of 335,000 shares of FAA Class A Common Stock will be issued in the Merger at the Effective Time, including shares issuable on exercise of any (x) warrants, options or other instruments for the purchase of DSW Common Shares or (y) upon conversion of any convertible debt or equity instruments (all such instruments referenced in (x) or (y) preceding are referred to collectively as the "DSW Convertible Securities") and including shares that would have been issued to holders of Dissenting DSW Shares (the "Merger Consideration").

                (i) Each DSW Preferred Share outstanding at the Effective Time (excluding any such shares held by FAA, Merger Sub or any other subsidiary of FAA) shall be exchangeable for a fraction of a FAA Class A Common Share (the "Preferred Exchange Ratio"). The final Preferred Exchange Ratio shall be such amount as is indicated in an updated capitalization table indicating the final exchange ratios for all then outstanding DSW Shares and the allocation of Merger Consideration in respect of any DSW Convertible Securities (the "Capitalization Notice") to be delivered to FAA two business days prior to the scheduled Effective Time.

                (ii) Each DSW Common Share outstanding at the Effective Time shall be exchangeable for a fraction of a FAA Class A Common Share (the "Common Exchange Ratio"). The final Common Exchange Ratio shall be as noticed in the Capitalization Notice.

                (iii) The DSW Convertible Securities shall be exchanged directly for FAA Class A Common Shares and cash as provided for in the Capitalization Notice. (iv) The Agreement of Merger to be filed shall contain final exchange ratios for each class and series of the DSW Shares after aggregating the respective amounts to which such classes and series are entitled pursuant to clauses (i) through (ii) above.

        (b) At the Effective Time, each DSW Share held by DSW shall automatically, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

        (c) At the Effective Time, each DSW Share issued and outstanding immediately prior to the Effective Time and held by FAA or Merger Sub or any other subsidiary of FAA shall automatically, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

        (d) At the Effective Time, each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of common stock, no par value, of the Surviving Corporation.

     2.2  Dissenting DSW Shares.  DSW Shares that have not been voted for
          ---------------------
approval of this Agreement and with respect to which a demand for payment and appraisal shall have been properly made in accordance with Chapter 13 of the California Code ("Dissenting DSW Shares") shall not be converted into the Merger Consideration at or after the Effective Time but shall be converted into such consideration as may be determined to be due with respect to such Dissenting DSW Shares pursuant to the California Code. If a holder of Dissenting DSW Shares ("Dissenting Shareholder") shall withdraw his or her demand for such payment and appraisal or shall become ineligible for such payment and appraisal, then, as of the Effective Time of the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting DSW Shares shall cease to be Dissenting DSW Shares and shall be converted into the Merger Consideration into which such Dissenting DSW Shares would have been converted pursuant to Section 2.1(a) hereof. DSW shall give FAA prompt notice of any demand received by DSW from a holder of Dissenting DSW Shares for appraisal of DSW Shares, and FAA shall have the right to participate in all negotiations and proceedings with respect to such demand. DSW agrees that, except with the prior written consent of FAA, or as required under the California Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each Dissenting Shareholder who, pursuant to the provisions of Chapter 13 of the California Code, becomes entitled to payment of the value of shares of DSW stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). Any Merger Consideration which would have been issuable with respect to Dissenting DSW Shares shall be retained by FAA, or to the extent such Dissenting DSW Shares are attributable to Merger Consideration held in escrow pursuant to Section 2.8, and Article VII hereof, returned to FAA.

     2.3  Delivery of Merger Consideration.
          --------------------------------

          (a) FAA shall act as Exchange Agent (the "Exchange Agent") for delivery of the Merger Consideration to the "Escrow Agent" (as such term is defined in Section 2.8) as is provided in Section 2.8, and to the DSW shareholders and, if applicable, any cash to which holders of DSW shares shall be entitled pursuant to Section 2.4 hereof.

          (b) Within five (5) days after the Effective Time, the Exchange Agent shall mail to each holder of record (other than FAA or Merger Sub or any other subsidiary of FAA) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding DSW Shares (individually a "Certificate" and collectively the "Certificates"), a letter of transmittal for return to the Exchange Agent which shall specify that delivery shall be effected, and risk of loss and the title to the Certificates shall pass, only upon receipt of the Certificates in exchange for the Merger Consideration.

          (c) Upon surrender of a Certificate for cancellation to the Exchange Agent, together with and in accordance with such letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a) hereof subject to the Escrow of such Merger Consideration pursuant to the terms of this Agreement. Upon such surrender, the Exchange Agent shall promptly
(i) deliver to the DSW shareholder a certificate representing the shares of Merger Consideration to which such DSW shareholder is entitled excluding shares of Merger Consideration (if any) to be held in Escrow and in the case of a holder of DSW Common Shares a notice of the number of shares of Merger Consideration delivered to the Escrow Agent, (ii) deliver to the Escrow Agent a certificate representing the shares of Merger Consideration to be held in Escrow with a copy of such notice to the former holder of DSW Common Shares and (iii) deliver to the DSW Shareholders' Representatives (as such term is defined in Article IX) a copy of the notice as indication of such shareholder's interest in the Merger Consideration held in escrow.

          (d) Until surrendered, each Certificate shall be deemed for all purposes to evidence the number of shares of FAA Class A Common Stock into which the DSW Shares represented by such Certificate have been converted, and shall have the rights with respect thereto as provided by the California Code, subject to the escrow provision of this Agreement. Notwithstanding the foregoing, no dividends or other distribution declared after the Effective Time with respect to FAA Class A Common Stock shall be paid to the holders of any unsurrendered Certificate until the holder thereof surrenders such Certificate.

          (e) After the Effective Time there shall be no transfers on the stock transfer books of either DSW (the stock transfer books of which shall be closed) or the Surviving Corporation of DSW Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for transfer to the Exchange Agent, together and in accordance with the letter of transmittal from the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration subject to the escrow provisions of this Agreement.

     2.4  No Fractional Shares.  No certificates or scrip for fractional shares
          --------------------
of FAA Class A Common Stock will be issued, no FAA stock split or dividend shall be paid in respect of any fractional share interest, and no such fractional shares interest shall entitle the owner thereof to vote or to any rights of or as a shareholder or member of FAA. In lieu of such fractional shares, any holder of DSW Shares who would otherwise be entitled to a fraction of a share of FAA Class A Common Stock will, upon surrender of his Certificate or Certificates, be paid the cash value of such fraction, which shall be equal to the fraction multiplied by the Fair Value of a full share of FAA Class A Common Stock as determined by FAA. For each holder of DSW Shares fractional interests shall be calculated after aggregating all FAA Class A Common Stock to which such holder is entitled to receive pursuant to Section 2.1(a).

     2.5  DSW Convertible Securities.  DSW Convertible Securities shall be
          --------------------------
exchanged for Merger Consideration at the Effective Time and all DSW Convertible Securities shall be delivered to FAA at the Closing.

     2.6  Adjustments.  If, between the date hereof and the Effective Time, all
          -----------
outstanding shares of FAA Class A Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of FAA Class A Common Stock to be issued and delivered in the Merger for each outstanding DSW Share as provided in this Agreement shall be correspondingly adjusted.

     2.7   Restricted Status of FAA Class A Common Stock.  The parties
           ---------------------------------------------
acknowledge and agree that the FAA Class A Common Stock to be issued pursuant to the Merger will be issued pursuant to a transaction not involving a public offering and therefore will be characterized as "restricted securities" under federal securities laws. The parties further acknowledge and agree that (i) FAA Class A Common Stock is not currently listed for trading on any market and there currently is no active market for the sale or purchase of FAA Class A Common Stock and (ii) pursuant to the Securities Act of 1933, as amended (the "Securities Act") the FAA Class A Common Stock issued in the Merger may be resold without registration under the Securities Act only in certain limited circumstances. It is understood that the Certificates issued pursuant to the Merger will bear the following legend:

          "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     2.8  Merger Consideration Escrow.  At the Closing, FAA, and the DSW
          ---------------------------
Shareholders' Representatives (as such term is defined in Article VIII), shall execute and deliver an escrow agreement (the "Escrow Agreement") substantially in the form attached hereto as Exhibit C. Pursuant to the Escrow Agreement, up
                               ---------
to 150,750 (subject to adjustment for dissenters rights, the completion of actions required to release Escrow shares prior to closing, the continuation of the escrow of such shares pursuant to any escrow agreements which the shares of DSW stock which were converted into Merger Consideration are subject, and the terms of this Section 2.8) of the shares of FAA Class A Common Stock to be issued to the holders of DSW Common Stock (the "DSW Common Shareholders") in exchange for their DSW Common Stock in the Merger shall be placed in escrow (the "Escrow Shares") for the purpose of securing the indemnification rights of FAA with respect to the representations and warranties set forth in Section 3 hereof and as security for the performance of certain actions as provided in Section 7.1, subject to the terms, conditions and limitations specified in Article VII hereof and the Escrow Agreement. The allocation of such Escrow Shares shall be on a pro rata basis among all shares of FAA Class A Common Stock issuable to the DSW Common Shareholders. No fractional shares of FAA Class A Common Stock shall be issuable pursuant to these escrow provisions and the number of Escrow Shares attributable to each DSW Common Shareholder shall be rounded up to the nearest whole number and the number of shares of FAA Class A Common Stock not held in escrow issuable to each DSW Common Shareholder shall be rounded down to the nearest whole number.


                                  ARTICLE III


                     REPRESENTATIONS AND WARRANTIES OF DSW
                     -------------------------------------

     DSW and the Major Shareholders hereby represent and warrant to FAA and Merger Sub that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by DSW to FAA on the date hereof (referred to herein as the "DSW Disclosure Schedule"). The DSW Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III, and the disclosure in any such numbered and lettered section of the DSW Disclosure Schedule shall qualify only the corresponding section in this Article III (except to the extent disclosure in any numbered and lettered section of the DSW Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the DSW Disclosure Schedule).

      3.1  Certain Definitions.  As used in this Agreement the following
           -------------------
terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa).
                                                ----------

           "Affiliate" of a Person means any other Person that directly or
            ---------
     indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

           "Business Condition" means the assets, liabilities, properties,
            ------------------
     business, financial condition, operations or results of operations of such corporate entity.

           "Intellectual Property" means (a) all inventions (whether patentable
            ---------------------
     or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications filed or unfiled, and invention disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof,
     (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, uniform resource locations ("url's") together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, drawings, specifications, customer and supplier lists, pricing and cost information, financial information, and business and marketing plans and proposals), (e) all computer software (including, but not limited to, source code, data and related documentation), (f) all other proprietary rights relating to the foregoing, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
     Business Condition of the parent corporation and its subsidiaries.

          "Ordinary Course of Business" means the ordinary course of business
           ---------------------------
     consistent with past custom and practice (including with respect to quantity and frequency).

          "Person" means an individual, a partnership, a corporation, an
           ------
     association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "Security Interest" means any mortgage, pledge, lien, encumbrance,
           -----------------
     charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     3.2  Organizations, Qualification, and Corporate Power.  Each of DSW and
          -------------------------------------------------
its subsidiaries (all of which are listed in Section 3.2 of the Disclosure Schedule) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. DSW and each of its subsidiaries have full corporate power and authority, and each has all necessary licenses and permits, to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 3 of the DSW Disclosure Schedule lists the directors and officers of DSW.

          (a) DSW has all requisite corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action on the part of DSW, subject only to the approval of the Merger by DSW's shareholders under the California Code. This Agreement is, and the Agreement of Merger when executed and delivered by the parties thereto will be, duly executed and delivered by DSW and constitute valid and binding obligations of DSW, enforceable in accordance with the terms hereof and thereof, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

          (b) The execution and delivery of this Agreement by DSW does not, and the consummation of the transactions contemplated by this Agreement will not,
(i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of DSW or any of its Subsidiaries (in each case as heretofore amended), (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) or require the consent, waiver or agreement of any person or entity (other than consents, waivers and agreements that have been or prior to the Closing will be obtained) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, contract or other material agreement, instrument or obligation to which DSW or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the consents, approvals, orders, authorizations, filings and registrations specified in Section 3.2(c), conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation or any material permit, concession, franchise or license applicable to DSW or any of its Subsidiaries or any of their properties or assets, except in the cases of clause (ii) for such consents, waivers and agreements, the absence of which, and such violations, breaches, defaults, terminations, cancellations or accelerations which, in the aggregate could not reasonably be expected to have a DSW Material Adverse Effect or a material adverse effect on the ability of DSW to consummate the transactions contemplated by this Agreement.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality ("Governmental Entity") is
                                                  -------------------
required by or with respect to DSW or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of California in accordance with the California Code, and (ii) such other consents, approvals, orders, authorizations, filings, approvals and registrations which, in the aggregate, if not obtained or made, could not reasonably be expected to have a DSW Material Adverse Effect or have a material adverse effect on the ability of DSW to consummate the transactions contemplated by this Agreement.

        3.3  Capitalization.
             --------------

             (a) The authorized capital stock of DSW consists of 30,000,000 shares of DSW Common Stock and 10,000,000 shares of DSW Preferred Stock. As of August 31, 1998: (i) 7,417,213 shares of DSW Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of DSW Preferred Stock are issued or outstanding; (iii) no shares of DSW Common Stock or DSW Preferred Stock were held in the treasury of DSW or by Subsidiaries of DSW; and (iv) 1,165,000 shares of DSW Common Stock were reserved for issuance pursuant to stock options granted and outstanding under DSW's stock option plans (the "DSW Option Plans"). All shares of DSW Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of DSW or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of DSW Common Stock.

             (b) Section 3.3(b) of the DSW Disclosure Schedule lists all of the holders of options, warrants, purchase rights, subscription rights, conversion rights, exchange rights and other rights that could require DSW to issue, sell or otherwise cause to become outstanding any of its capital stock (the "Stock Rights"), and if determinable, the number of shares of DSW Common Stock or DSW Preferred Stock subject to such Stock Rights. Except as set forth in Section 3.3(b) of the DSW Disclosure Schedule, there are no other outstanding or authorized Stock Rights. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to DSW. To the knowledge of DSW and the Major Shareholders, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of DSW.

     3.4  Fees.  DSW has no liability or obligation to pay any fees or
          ----
commissions to any broker, finder, agent or attorney with respect to the transactions contemplated by this Agreement, except as described in Section 3.4 of the DSW Disclosure Schedule and except with respect to those fees of counsel to DSW which fees shall not exceed $95,000 in the aggregate.

     3.5  Financial Statements.  DSW has furnished or made available to FAA its
          --------------------
consolidated financial statements for each of the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995, including a balance sheet of DSW, and the related statements of income, cash flow and shareholders' equity (collectively, the "DSW Financial Statements"), and the related management letters, and DSW's unaudited financial statements as of June 30, 1998, including an unaudited balance sheet of DSW as of August 31, 1998 (the "Unaudited Balance Sheet") and the related unaudited statement of income, cash flow and shareholders' equity (the "Unaudited Financial Statements"). The Unaudited Financial Statements together with the DSW Financial Statements are collectively referred to as the "DSW Financial Statements." The DSW Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except that the Unaudited Financial Statements do not contain footnotes required by GAAP and do not contain normally recurring year-end adjustments, which adjustments will not be material either individually or in the aggregate) and fairly present the financial position of DSW as at the dates thereof and the results of their operations and cash flows for the periods then ended. There has been no change in DSW's accounting policies except as described in notes to the DSW Financial Statements.

     3.6  Receivables.  The receivables shown on the Unaudited Balance Sheet
          -----------
the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in such balance sheet. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with GAAP consistently applied and in accordance with the past practices of DSW. The receivables of DSW arising after August 31, 1998 and prior to the

Effective Time arose or will arise in the Ordinary Course of Business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and warranty returns determined in accordance with the past practices of DSW. None of the receivables of DSW is subject to any material claim of offset, recoupment, setoff or counter-claim and DSW has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables are contingent upon the performance by DSW of any obligation or contract other than normal warranty repair and replacement in amounts specified in the DSW Disclosure Schedule. No person has any lien on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables. The DSW Disclosure Schedule sets forth an aging of accounts receivable of DSW and its subsidiaries in the aggregate and by customer (0-30 days, 30-90 days and greater than 90 days).

     3.7  Title to Assets.  DSW has good and marketable title to, or a valid
          ---------------
leasehold interest in or license to use, the properties and assets (including, without limitation, all Intellectual Property material to the conduct of its business) used by it, located on its premises, or shown on the balance sheet contained within the DSW Financial Statements (the "Balance Sheet") or acquired after the date thereof, free and clear of all Security Interests. No Person other than DSW will own at the time of the Closing any assets or properties currently utilized in or reasonably necessary to the operations or business of DSW or situated on any of the premises of DSW (other than the lessors of assets subject to leases and the licensors of rights subject to licenses). There are no existing contracts, agreements, commitments or arrangements with any Person to acquire any of the assets or properties of DSW (or any interest therein) except for this Agreement and those contracts entered into during the Ordinary Course of Business for the sale of products and services to customers of DSW.

     3.8  Events Subsequent to Fiscal Period End.  Since December 31, 1997,
          --------------------------------------
there has not occurred any DSW Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

          (a) DSW has not sold, leased, transferred, or assigned any assets or properties, tangible or intangible, except in the Ordinary Course of Business;

          (b) except for those agreements, contracts, leases and commitments identified in Section 3.15 of the DSW Disclosure Schedule, DSW has not entered into, assumed or become bound under or obligated by any agreement, contract, lease or commitment (collectively, a "DSW Agreement") or extended or modified the terms of any DSW Agreement which (i) involves the payment of greater than $10,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any Affiliate of DSW (other than salary adjustments consistent with past practices), (iii) involves the sale of any material assets,
(iv) involves any OEM relationship, or (v) involves any exclusive or extraordinary license of DSW's technology;

          (c) no party (including DSW) has accelerated, terminated, made modifications to, or canceled any agreement, contract, lease, or license to which DSW is a party or by which it is bound and DSW has not modified, canceled or waived or settled any debts or claims held by it, or waived or settled any rights or claims of a substantial value;

          (d) none of the assets of DSW, tangible or intangible, has become subject to any Security Interest;

          (e) DSW has not made any capital expenditures except in the Ordinary Course of Business and not exceeding $10,000 in the aggregate of all such capital expenditures;

          (f) DSW has not made any capital investment in, or any loan to, any other Person;

          (g) DSW has not created, incurred, assumed, prepaid or guaranteed any indebtedness for borrowed money and capitalized lease obligations, or extended or modified any existing indebtedness;

          (h) DSW has not granted any license or sublicense of any rights under or with respect to any Intellectual Property, except to customers in the Ordinary Course of Business;

          (i) there has been no change made or authorized in the charter or bylaws of DSW;

          (j) DSW has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (k) DSW has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (l) DSW has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of $10,000 in the aggregate of all such damage, destruction and losses;

          (m) DSW has not suffered any repeated, recurring or prolonged shortage, cessation or interruption of inventory shipments, supplies or utility services;

          (n) DSW has not made any loan to, or entered into any other transaction with, or paid any bonuses in excess of an aggregate of $5,000 to, any of its Affiliates, directors, officers, or employees or their Affiliates, and, in any event, any such transaction was on fair and reasonable terms no less favorable to DSW than would be obtained in a comparable arm's length transaction with a Person which is not such a director, officer or employee or Affiliate thereof,

          (o) DSW has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (p) DSW has not granted any increase in the base compensation of any of its directors or officers, or, except in the Ordinary Course of Business, any of its other employees;

          (q) DSW has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan);

          (r) DSW has not made any other change in employment terms for any of its directors or officers, or any material change in employment terms for any of its other employees (other than salary adjustments consistent with past practices);

          (s) DSW has not suffered any material adverse change or any threat of any material adverse change in its relations with, or any loss or threat of loss of, any of its major customers, distributors or dealers;

          (t) DSW has not suffered any material adverse change or any threat of any material adverse change in its relations with, or any loss or threat of loss of, any of its major suppliers;

          (u) DSW has not received notice or had knowledge of any actual or threatened labor trouble or strike, or any other occurrence, event or condition of a similar character;

          (v) DSW has not changed any of the accounting principles followed by it or the method of applying such principles;

          (w) DSW has not made a change in any of its banking or safe deposit arrangements;

          (x) DSW has not entered into any material transaction other than in the Ordinary Course of Business; and

          (y)  DSW has not committed to do any of the foregoing.

     3.9  Undisclosed Liabilities.  Except as disclosed or reflected in the
          -----------------------
Unaudited Balance Sheet and except for liabilities and obligations arising after August 31, 1998 in the Ordinary Course of Business that would not reasonably be expected to have a Material Adverse Effect, DSW has no liabilities or obligations (whether absolute, accrued or contingent, and whether or not determined or determinable) of a character which, under GAAP, should be accrued, shown, or disclosed in an audited balance sheet of DSW (including the footnotes thereto).

    3.10  Legal Compliance.  DSW has complied in all respects with all
          ----------------
applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) except where failure to comply would not have a Material Adverse Effect on DSW. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, notice or inquiry has been filed or commenced against DSW by any governmental body alleging any failure to so comply. DSW has all licenses, permits, approvals, registrations, qualifications, certificates and other governmental authorizations that are necessary for the operations of DSW as they are presently conducted, except where the failure to obtain any such authorization would not have a Material Adverse Effect on DSW.

    3.11  Tax Matters.
          -----------

          (a) For purposes of this Agreement, a "Tax" or, collectively, "Taxes" means any and all federal, state, local and foreign taxes, assessments and other similar governmental charges, duties and impositions, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Each of DSW and its Subsidiaries have accurately prepared and timely filed (or will so file) all federal, state, local and foreign returns, estimates, information statements and reports relating to any and all Taxes concerning or attributable to DSW or any of its Subsidiaries or to their operations ("Returns") required to be filed at or before the Effective Time, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

          (c) Each of DSW and its Subsidiaries as of the Effective Time: (i) will have paid all Taxes it is required to pay prior to the Effective Time and
(ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except for Taxes contested in good faith by appropriate proceedings for which adequate reserves have been taken.

          (d) There is no Tax deficiency outstanding, proposed or assessed against DSW or any of its Subsidiaries that is not reflected as a liability on the DSW Financial Statements nor has DSW or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (e) Neither DSW nor any of its Subsidiaries has any liability for unpaid federal, state, local or foreign Taxes that has not been accrued for or reserved on the DSW Financial Statements, whether asserted or unasserted, contingent or otherwise.

          (f) No audit or other examination of any Return of DSW or any of its Subsidiaries is presently in progress, nor has DSW or any of its Subsidiaries been notified of any request for such an audit or other examination.

          (g) DSW has made available to FAA copies of all foreign, federal and state income and all state sales and use Returns for DSW and all its Subsidiaries filed for all periods since their respective inceptions.

          (h) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of DSW nor any of its Subsidiaries relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

          (i) Neither DSW, the Major Shareholders nor any of DSW's Subsidiaries has knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of DSW or any of its Subsidiaries.

          (j) None of the assets of DSW or any of its Subsidiaries are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (k) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of DSW or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible by DSW or any of its Subsidiaries as an expense under applicable law. None of DSW nor any of its Subsidiaries has, or will have as a result of the transactions contemplated by this Agreement, any liabilities for Taxes (for example under Section 280G of the Code) as a result of the amount of remuneration paid or to be paid to its employees.

          (l) Neither DSW nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by DSW or any of its Subsidiaries.

          (m) Neither DSW nor any of its Subsidiaries is a party to any Tax sharing, indemnification or allocation agreement and neither owes any amount under any such agreement, other than this Agreement.

          (n) Each of DSW's and its Subsidiaries' Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on its respective Tax books and records.

          (o) Neither DSW nor any of its Subsidiaries is and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (p) Except as may be required as a result of the Merger, DSW and its Subsidiaries have not been and will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of the transactions, events or accounting methods employed prior to Closing.

          (q) Neither DSW nor any of its Subsidiaries, nor to DSW's knowledge, any of its other affiliates has taken or agreed to take any action or failed to take any action which could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    3.12  Properties.
          ----------

          (a)  DSW owns no real property.

          (b) Section 3.12 of the DSW Disclosure Schedule lists and describes briefly all real property leased or subleased to DSW. DSW has delivered to FAA correct and complete copies of the leases and subleases listed in Section 3.12 of the DSW Disclosure Schedule (as such leases and subleases have been amended to date). With respect to each lease and sublease listed in Section 3.12 of the DSW Disclosure Schedule, to the knowledge of DSW and the Major Shareholders:

               (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all respects, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law;

               (ii) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder ;

               (iii) no party to the lease or sublease has repudiated any material provision thereof;

               (iv) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

               (v) DSW has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

               (vi) to the knowledge of DSW and the Major Shareholders all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

    3.13  Intellectual Property.
          ---------------------

          (a) Section 3.13(a) of the Disclosure Schedule lists all Intellectual Property owned by DSW. DSW has not interfered with, infringed upon, misappropriated or violated any Intellectual Property rights of third parties in any respect, and has not received since its inception any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that DSW must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of DSW and the Major Shareholders, no third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of DSW.

          (b) Section 3.13(b) of the DSW Disclosure Schedule identifies each patent or registration which has been issued to DSW or any Affiliate of DSW with respect to any of the Intellectual Property used in DSW's business, identifies each pending patent application or application for registration which DSW or any Affiliate of DSW has made with respect to any of the Intellectual Property used in DSW's business, and identifies each license, agreement, or other permission which DSW or any Affiliate of DSW has granted to any third party with respect to any of the Intellectual Property used in DSW's business (together with any exceptions). DSW has made available to FAA correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 3.13(b) of the DSW Disclosure Schedule also identifies (i) each registered and unregistered trade name, trademark and service mark used by DSW or any Affiliate of DSW in connection with any of its businesses, and (ii) each registered and unregistered copyright owned by DSW or any Affiliate of DSW with respect to Intellectual Property used in DSW's business. With respect to each item of Intellectual Property required to be identified in Section 3.13(b) of the DSW Disclosure Schedule, material to the conduct of DSW's business or necessary for the operation of DSW's business as currently conducted:

               (i) DSW possesses, or will possess prior to the Closing, all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction (except for rights of third parties under licenses disclosed in the DSW Disclosure Schedule);

               (ii) the item is legal and valid and in full force and effect and is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to DSW's knowledge, threatened in writing which challenges the legality, validity, enforceability, use or ownership of the item;

               (iv) DSW has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

               (v) the rights owned or used with respect thereto in the operation of DSW's business at any time during DSW's last complete fiscal year will be owned or available for use by DSW on identical terms and conditions immediately following the Closing.

          (c) Except as described in this Section 3.13(c), no other person or business has, and to the knowledge of DSW and the Major Shareholders, no other person or business entity has asserted any rights to any of the Intellectual Property owned or used by DSW. Section 3.13(c) of the DSW Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that DSW uses pursuant to license, sublicense, agreement, or permission, other than generally available software that can be acquired without signing an agreement. DSW has delivered to FAA correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Section 3.13(c) of the DSW Disclosure Schedule:

               (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all respects, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law;

               (ii) to the knowledge of DSW and the Major Shareholders, no party (other than DSW) to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

               (iii) to the knowledge of DSW and the Major Shareholders, no party (other than DSW) to the license, sublicense, agreement, or permission has repudiated any provision thereof; and

               (iv) DSW has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (d) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of DSW's products at any stage of their development (the "DSW Components") were written, developed and created solely and exclusively by employees of DSW without the assistance of any third party, or were created by third parties who assigned ownership of their rights to DSW in valid and enforceable agreements. DSW has at all times used commercially reasonable efforts to protect its trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release thereof into the public domain. DSW has at all times used commercially reasonable efforts to protect the confidentiality of all of its other confidential and proprietary information and that of third parties which is or has been in its possession.

          (e) To the knowledge of DSW and the Major Shareholders, no DSW employee is in violation of any term of any employment contract, non-disclosure agreement or any other contract or agreement relating to the relationship of any such person with DSW or, to the best of DSW's knowledge, any other party because of the nature of the business conducted by DSW or proposed to be conducted by DSW.

          (f) Each person currently or formerly employed by DSW (including independent contractors, if any) that has or had access to confidential information of DSW has executed a confidentiality and non-disclosure agreement in the form previously provided to counsel for FAA. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of DSW and such person, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles or the exercise of judicial discretion in accordance with such principles.

          (g) DSW has acquired all rights to Intellectual Property developed or held by any employees (within the scope and term of their employment or otherwise relating to the current or proposed business of DSW) or third parties who developed Intellectual Property for DSW.

          (h) DSW has taken reasonable measures consistent with practice in the software development industry to protect the proprietary nature of each item of Intellectual Property and to maintain in confidence all trade secrets and all confidential information which it owns or uses.

    3.14  Tangible Assets.  To the knowledge of DSW and the Major Shareholders,
          ---------------
the buildings, machinery, equipment, and other tangible assets that DSW owns and leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear) and are usable in the Ordinary Course of Business.

    3.15  Contracts.  Section 3.15 of the DSW Disclosure Schedule lists the
          ---------
following contracts, agreements, commitments and other arrangements to which DSW is a party or by which DSW or any of its assets is bound:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $10,000;

          (c) any agreement for the purchase of supplies, components, products or services from single source suppliers, custom manufacturers or subcontractors;

          (d)  any agreement concerning a partnership or joint venture;

          (e) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (f) any agreement concerning confidentiality, noncompetition or restraint of trade;

          (g) any agreement with any DSW stockholder or any of such stockholder's Affiliates (other than DSW) or with any Affiliate of DSW;

          (h) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (i)  any collective bargaining agreement;

          (j) any agreement for the employment (other than employment agreements that are terminable at-will by DSW without incurring any liability to DSW for severance payments, acceleration of vesting or acceleration of any other payment payable by DSW) of any individual on a full-time, part-time, consulting, or other basis;

          (k) any agreement under which it has advanced or loaned any amount to any of its directors, officers, or employees other than amounts advanced for business expenses incurred in the Ordinary Course of Business;

          (l) any agreement under which the consequences of a default or termination could be reasonably expected to have a Material Adverse Effect on DSW;

          (m) any agreement with any original equipment manufacturer entered into or performed by DSW since its inception;

          (n) any agreement pursuant to which DSW is obligated to provide maintenance, support or training for its products;

          (o) any standard form agreement used by DSW, including, but not limited to, any purchase order, statement of standard terms and conditions of sale, or employment offer letter;

          (p) any agreement pursuant to which any of DSW's products is manufactured; and

          (q) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000 or which is expected to continue for more than six months from the date hereof.


DSW has delivered to FAA a correct and complete copy of each written agreement listed in Section 3.15 of the DSW Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in
Section 3.15 of the DSW Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all respects, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law; (B) neither DSW nor, to the knowledge of DSW and the Major Shareholders, any other party is in breach or default of any material provision of such agreement, and no event has occurred, which with notice or lapse of time would constitute such a breach or default, or permit termination, modification, or acceleration, under the agreement; (C) neither DSW nor, to the knowledge of DSW and the Major Shareholders, any other party has repudiated any material provision of the agreement; and (D) DSW and the Major Shareholders do not have any reason to believe that the service called for thereunder cannot be supplied in accordance with its terms.

    3.16  Power of Attorney.  There are no outstanding powers of attorney
          -----------------
executed on behalf of DSW.

    3.17  Insurance.  DSW has delivered to FAA copies of each insurance policy
          ---------
(including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which DSW is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all respects (and there has been no notice of cancellation or nonrenewal of the policy received); (B) neither DSW nor, to the knowledge of DSW and the Major Shareholders, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (C) neither DSW nor, to the knowledge of DSW and the Major Shareholders, any other party has repudiated any provision thereof; and (D) there has been no failure to give any notice or present any claim under the policy in due and timely fashion. Section
3.17 of the DSW Disclosure Schedule describes any self-insurance arrangements presently maintained by DSW.

    3.18  Litigation.  Section 3.18 of the DSW Disclosure Schedule sets forth
          ----------
each instance in which DSW (or any of its assets) (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is or has been since its inception a party, or, to the knowledge of DSW and the Major Shareholders, is threatened to be made a party, to any action, suit, proceeding, hearing, arbitration, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the knowledge of DSW and the Major Shareholders, there are no facts or circumstances which would form the basis of any claim against DSW.

    3.19  Product Warranty.  Substantially all of the products manufactured,
          ----------------
sold, leased, and delivered by DSW have conformed in all respects with all applicable contractual commitments and all express and implied warranties, and, to DSW's knowledge, DSW has no liability for replacement or repair thereof or other damages in connection therewith, other than in the Ordinary Course of Business in an aggregate amount not exceeding $10,000. Substantially all of the products manufactured, sold, leased, and delivered by DSW are subject to standard terms and conditions of sale or lease as have been provided to FAA.

    3.20  Product Liability.  DSW has no liability (whether known or unknown,
          -----------------
whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by DSW.

    3.21  Employee Matters and Benefit Plans.
          ----------------------------------

          (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.21(a)(i) below (which definition shall apply only to this Section 3.21), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "Affiliate" shall mean any other person or entity under common control with DSW within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

               (ii) "DSW Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by DSW or any Affiliate for the benefit of any Employee, or with respect to which DSW or any Affiliate has or may have any liability or obligation;

                (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                (iv)   "DOL" shall mean the Department of Labor;

                (v) "Employee" shall mean any current or former employee, consultant or director of DSW or any Affiliate;

                (vi) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between DSW or any Affiliate and any Employee;

                (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                (ix) "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended;

                (x) "International Employee Plan" shall mean each DSW Employee Plan that has been adopted or maintained by DSW or any Affiliate, whether informally or formally, or with respect to which DSW or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                (xi)   "IRS" shall mean the Internal Revenue Service;

                (xii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                (xiii) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

                (xiv) "Pension Plan" shall mean each DSW Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b) Schedule. Section 3.21(b) of the DSW Disclosure Schedule contains an accurate and complete list of each DSW Employee Plan or Employee Agreement. DSW does not have any plan or commitment to establish any new DSW Employee Plan, to enter into any new Employee Agreement, or to modify any DSW Employee Plan or Employee Agreement (except to the extent required by law or to conform any such DSW Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to FAA in writing, or as required by this Agreement).

          (c) Documents. DSW has made available to FAA: (i) correct and complete copies of all documents embodying each DSW Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each DSW Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each DSW Employee Plan; (iv) if any DSW Employee Plan is funded, the most recent annual and periodic accounting of such DSW Employee Plan's assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each DSW Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each DSW Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any DSW Employee Plan and any proposed DSW Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to DSW;
(ix) all correspondence to or from any governmental agency relating to any DSW Employee Plan; (x) all COBRA forms and related notices; (xi) all notices, certificates and forms required under HIPAA; (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each DSW Employee Plan; (xiii) all discrimination tests for each DSW Employee Plan for the last three plan years; and (xiv) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each DSW Employee Plan.

          (d) Employee Plan Compliance. Except as set forth in Section 3.21(d) of the DSW Disclosure Schedule, (i) DSW has performed in all material respects all obligations required to be performed by it under, is not in default or violation of and has no knowledge of any default or violation by any other party with respect to, each DSW Employee Plan; (ii) each DSW Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (iii) there are no actions, suits or claims pending, or, to the knowledge of DSW, threatened or reasonably anticipated (other than routine claims for benefits) against any DSW Employee Plan or against the assets of any DSW Employee Plan; (iv) each DSW Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to FAA, DSW or any of its Affiliates (other than ordinary administration expenses); (v) there are no audits, inquiries or proceedings pending or, to the knowledge of DSW or any Affiliates, threatened by the IRS or DOL with respect to any DSW Employee Plan; (vi) neither DSW nor any subsidiary or any Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA; (vii) all contributions required to be made by DSW or any subsidiary or any Affiliate have been made in compliance in all material respects with the terms of each DSW Employee Plan on or before their due dates and a reasonable amount has been accrued for contributions to each DSW Employee Plan for the current plan years; (viii) there has been no prohibited transaction as such term is defined in Section 406 of ERISA and Section 4975 of the Code; (ix) no reportable event within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (x) no DSW Employee Plan is covered by, and neither Company nor any subsidiary or Affiliate has incurred or expects to incur any liability under, Title IV of ERISA or Section 412 of the Code.

          (e) Pension Plan. Neither DSW nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, (i) any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code or (ii) any DSW Employee Plan intended to qualify under Section 401(a) of the Code.

          (f) Multiemployer Plans. At no time has DSW or any Affiliate contributed to or been required to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations. Except as set forth in Section 3.21(g) of the DSW Disclosure Schedule, no DSW Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and DSW has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (h) COBRA. Neither DSW nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of HIPAA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

          (i)  Effect of Transaction.

               (i) Except as set forth in Section 3.21(i) of the DSW Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any DSW Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) Except as set forth in Section 3.21(i) of the DSW Disclosure Schedule, no payment or benefit which will or may be made by DSW or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

               (iii) Employment Matters. DSW: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of DSW or the Major Shareholders, threatened or reasonably anticipated claims or actions against DSW under any worker's compensation policy or long-term disability policy. No Employee has advised any executive officer of DSW prior to the Closing Date that he or she plans to terminate employment with DSW during the next twelve months.

          (j) Labor. No work stoppage or labor strike against DSW is pending or, to the knowledge of DSW, threatened or reasonably anticipated. DSW does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section 3.21(j) of the DSW Disclosure Schedule, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of DSW or the Major Shareholders, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to DSW. Neither DSW nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 3.21(j) of the DSW Disclosure Schedule, DSW is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by DSW.

          (i) International Employee Plan. DSW does not now and never has established or maintained an International Employee Plan.

    3.22  Guaranties.  DSW is not a guarantor or otherwise responsible for any
          ----------
liability or obligation (including indebtedness) of any other Person.

    3.23  Environment, Health, and Safety.
          -------------------------------

          (a) As of the date hereof, neither nor any of its Subsidiaries has any reason to believe that any Hazardous Material- (as defined herein) related underground storage tanks, sumps, vaults, piping or other underground Hazardous Material-related equipment (collectively, "USTs"), are present at any property that DSW or any of its Subsidiaries has at any time owned, operated, occupied, or leased, where the use, condition, or presence of such USTs would be reasonably likely to give rise to any corrective, investigative, or remedial obligation or any exposure to money damages under any Environmental Law (as defined herein) that could reasonably be expected to have a Material Adverse Effect.

          (b) Neither DSW nor any of its Subsidiaries has disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Material (collectively, "Hazardous Material Handling"), arranged for any Hazardous Material Handling, or exposed any employee or other individual to any Hazardous Material so as to give rise to any corrective, investigative, or remedial obligation under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

          (c) Neither DSW nor any of its Subsidiaries is aware of the presence at any time of any Hazardous Material-related contamination at, in, on, beneath, or relating to any property that DSW or its Subsidiaries has at any time owned, operated, occupied, or leased that could reasonably be expected to have a Material Adverse Effect.

          (d) DSW and its Subsidiaries have performed or arranged Hazardous Material Handling in compliance with all Environmental Laws except where non-compliance would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the preceding sentence, neither DSW nor any of its subsidiaries has disposed of, labeled, packaged, transported, sold, recycled, discarded, or manufactured any product or component of a product containing a Hazardous Material (the "Hazardous Material Product Activities") in violation of any Environmental Laws where such violation would reasonably be expected to have a Material Adverse Effect.

          (e) DSW and its Subsidiaries currently hold all governmental environmental Hazardous Material-related approvals, permits, licenses, clearances, consents, and orders (the "Environmental Permits") necessary for the conduct of their respective Hazardous Material Handling and Hazardous Material Product Activities and other businesses of DSW and its Subsidiaries as such activities are currently being conducted, except where the failure to hold any such Environmental Permit would not reasonably be expected to have a Material Adverse Effect.

          (f) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction, or other governmental action is pending or, to the knowledge of DSW threatened, concerning any Environmental Permits, or any Hazardous Material Handling or any Hazardous

Material Product Activities of DSW or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

          (g) Neither DSW nor any of its Subsidiaries is aware of any fact or circumstance which could involve DSW or any of its Subsidiaries in any litigation or in any administrative enforcement action, penalty or sanction, or impose upon DSW or any of its Subsidiaries any liability, with respect to any Hazardous Materials Handling, any Hazardous Material Product Activities, or any Hazardous Material-related contamination relating to any business operation of DSW or its Subsidiaries or relating to a property that DSW or any of its Subsidiaries at any time has owned, operated, occupied, or leased that could reasonably be expected to have a Material Adverse Effect.

          (h) To the knowledge of DSW and the Major Shareholders, no property that DSW or any of its Subsidiaries has at any time owned, operated, occupied, or leased is proposed for listing on the National Priorities List, CERCLIS, or any similar state, local or foreign list of sites that potentially endanger human health, ecology or environment or that require environmental investigation or cleanup.

          (i) To the knowledge of DSW and the Major Shareholders, any asbestos-containing material which is on, in or a part of any property or structure thereon currently owned, operated, occupied, or leased by DSW or any of its Subsidiaries complies with current applicable standards of Environmental Law except where non-compliance would not have a Material Adverse Effect.

          (j) To the knowledge of DSW and the Major Shareholders, no governmental notification, approval, or consent, whether before or after the Closing, is required under Environmental Laws in connection with the consummation of the transaction contemplated by this Agreement.

          (k) As used herein, "Hazardous Material" means any substance, waste, material, chemical, compound or mixture which is harmful to the environment, flora, fauna, or human health, or which is flammable, ignitable, corrosive, reactive, radioactive, or explosive, or which is defined, listed, designated, described or characterized under Environmental Laws as hazardous, toxic, biohazardous, a contaminant, a pollutant, or words of similar import, and includes without limitation asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction or distillate thereof), and natural gas.

          (l) As used herein, "Environmental Laws" means all applicable civil, criminal, and administrative laws (including common law), statutes, codes, rules, regulations, ordinances, and legally enforceable orders, decrees, judgments, permits, licenses, approvals, authorizations, and other requirements, directives, consents, and obligations imposed by local, state, federal, foreign, or supranational governmental authority pertaining to protection of the environment, flora, fauna, public health and safety.

    3.24  Disclosure Documents.  None of the information supplied or to be
          --------------------
supplied by DSW for inclusion in the information materials relating to the solicitation of the approval of

DSW's shareholders of the Merger (the "Information Materials") at the time of mailing of the Information Materials to shareholders of DSW, and at the time of the meeting of DSW shareholders to be held in connection with the Merger or action by written consent of shareholders approving the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    3.25  Restrictions on Business Activities.  There is no agreement (non-
          -----------------------------------
compete or otherwise), commitment, judgment, injunction order or decree to which DSW is a party or otherwise binding upon DSW or any employee of DSW or any of DSW's subsidiaries or its employees which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of DSW, any acquisition of property by DSW or the conduct of business by DSW. Without limiting the foregoing, none of DSW or any of its subsidiaries has entered into any agreement under which they are restricted from selling, licensing or otherwise distributing any of its product.

    3.26  Interested Party Transactions.  No officer, director or stockholder of
          -----------------------------
DSW (nor any ancestor, sibling, descendant or spouse of any such person, or any trust, partnership or corporation in which any of such persons has or has had an interest) has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that DSW furnishes or sells or proposes to furnish or sell, or (ii) an economic interest in any entity that purchases from, or sells or furnishes to, DSW any goods or services; provided that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 3.26.

    3.27  Absence of Certain Business Practices.  To the knowledge of DSW and
          -------------------------------------
the Major Shareholders, neither DSW nor any of its Subsidiaries, nor any officer, employee or agent of any of them, nor any other person acting on their behalf, has, directly or indirectly, since January 1, 1995, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of DSW (or assist DSW in connection with any actual or proposed transaction) which (except as would not have a Material Adverse Effect on DSW)
(a) might subject DSW to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have an adverse effect on the assets, business or operations of DSW as reflected in the DSW Financial Statements or (c) if not continued in the future, might adversely affect DSW's assets, business, operations or prospects or which might subject DSW to suit or penalty in any private or governmental litigation or proceeding.

    3.28  No Adverse Developments.  There is no development (exclusive of
          -----------------------
general economic factors affecting business in general) or, to the knowledge of DSW or the Major Shareholders, threatened development affecting DSW (or affecting customers, suppliers, employees, and other Persons which have relationships with DSW) that (i) is having or is reasonably likely to have a Material Adverse Effect on DSW, or (ii) would prevent FAA from conducting the business of the Surviving Corporation following the Closing in the manner in which it was conducted or planned to be conducted by DSW prior to the Closing.

    3.29  Full Disclosure.  No representation or warranty in this Article III or
          ---------------
in any document delivered by DSW pursuant to the transactions contemplated by this Agreement, and no statement, list, certificate or instrument furnished to FAA pursuant hereto or in connection with this Agreement when taken as a whole contains any untrue statement of a material fact, or omits to state any fact necessary in the light of the circumstances in which it was made, to make any statement herein or therein not materially misleading. There is no fact, development or threatened development (excluding general economic factors affecting business in general) which DSW has not disclosed to FAA in writing and which is having or is reasonably likely to have a Material Adverse Effect on DSW. DSW has delivered to FAA true, correct and complete copies of all documents, including all amendments, supplements and modifications thereof or waivers currently in effect thereunder, described in the DSW Disclosure Schedule.

                                  ARTICLE IV


             REPRESENTATIONS AND WARRANTIES OF FAA AND MERGER SUB
             ----------------------------------------------------

     FAA hereby represents and warrants to DSW that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by FAA to DSW on the date hereof (referred to herein as the "FAA Disclosure Schedule"). The FAA Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article IV, and the disclosure in any such numbered and lettered section of the FAA Disclosure Schedule shall qualify only the corresponding section in this
Article IV (except to the extent disclosure in any numbered and lettered section of the FAA Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the FAA Disclosure Schedule).

    4.1  Organization; Qualification, and Corporate Power.  Each of FAA and
         ------------------------------------------------
Merger Sub is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of FAA and Merger Sub has full corporate power and authority, and has all necessary licenses and permits, to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. FAA has delivered to DSW complete and correct copies of its Certificate of Incorporation, as amended, and the Bylaws of FAA and the Articles of Incorporation and Bylaws of Merger Sub, as amended to the date hereof.

          (a) FAA has all requisite corporate power and authority to enter into this Agreement and the Agreement of Merger, and to consummate the transactions contemplated hereby and thereby. Merger Sub has all requisite corporate power and authority to enter into this

Agreement and the Agreement of Merger. The execution and delivery by FAA and by Merger Sub of this Agreement and the Agreement of Merger, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of FAA and Merger Sub. This Agreement is, and the Agreement of Merger when executed and delivered by the parties thereto will be, duly executed and delivered by FAA and Merger Sub and constitute valid and binding obligations of each of FAA and Merger Sub enforceable in accordance with their terms, except as enforcement may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or law.

          (b) The execution and delivery of this Agreement by FAA and Merger Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the charter documents of either of them (in each case as heretofore amended), (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) or require the consent, waiver or agreement of any person or entity (other than consents, waivers and agreements that have been or prior to the Closing will be obtained) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, contract or other material agreement, instrument or obligation to which either FAA or Merger Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) subject to the consents, approvals, orders, authorizations, filings and registrations specified in Section 4.2(c), conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation or any material permit, concession, franchise or license applicable to either FAA or Merger Sub or any of their properties or assets, except in the cases of clause (ii) for such consents, waivers and agreements, the absence of which, and such violations, breaches, defaults, terminations, cancellations or accelerations which, in the aggregate could not reasonably be expected to have a Material Adverse Effect on or a material adverse effect on the ability of either FAA or Merger Sub to consummate the transactions contemplated by this Agreement.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to either FAA or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of California in accordance with the California Code, and
(ii) such other consents, approvals, orders, authorizations, filings, approvals and registrations which, in the aggregate, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on either FAA or Merger Sub or have a material adverse effect on the ability of either FAA or Merger Sub to consummate the transactions contemplated by this Agreement.

    4.2  FAA Capital Structure.
         ---------------------

         (a) The authorized capital stock of FAA consists of 65,000,000 shares of common stock, $0.00001 par value per share, of which 30,000,000 shares are designated FAA Class A Common Stock, 5,000,000 shares are designated Class B Common Stock (the "FAA Class B Common Stock") and 30,000,000 shares are designated Class C Common Stock (the "FAA Class C Common Stock" and together with FAA Class A Common Stock and FAA Class B Common Stock, the "FAA Common Stock"), 10,000 shares of preferred stock, $0.00001 par value per share, of which 3,500 shares are designated as 8% cumulative redeemable preferred stock (the "FAA 8% Preferred Stock") and 500 shares of which are designated as redeemable preferred stock (the "FAA Redeemable Preferred Stock"). As of November 1, 1998: (i) 11,179,029 shares of FAA Class A Common Stock, 3,532,000 shares of FAA Class B Common Stock, no shares of FAA Class C Common Stock, 3,500 shares of FAA 8% Preferred Stock and 500 shares of FAA Redeemable Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of FAA Class A Common Stock or FAA Preferred Stock were held in the treasury of FAA or by Subsidiaries of FAA; (iii) 1,300,000 shares of FAA Class A Common Stock were reserved for issuance pursuant to stock options granted and outstanding under FAA's stock option plans (the "FAA Option Plans"); and (iv) 331,700 shares of FAA Class A Common Stock were reserved for issuance upon exercise of outstanding warrants. All shares of FAA Class A Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of FAA or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of FAA Class A Common Stock.

          (b) Except as set forth in this Section 4.2 or as reserved for future grants of rights or options under the FAA Option Plans, there are no equity securities of any class of FAA, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except pursuant to the FAA Option Plans or any related agreement in effect as of the date of this Agreement, or as set forth in this Section 4.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which FAA is a party or by which it is bound obligating FAA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of FAA obligating FAA to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement, and, to the best knowledge of FAA, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of FAA to which FAA is a party.

    4.3  Validity of FAA Class A Common Stock.  The FAA Class A Common Stock to
         ------------------------------------
be issued in the Merger will, when issued, be validly issued, fully paid, nonassessable and issued in compliance with all applicable federal and state securities laws.

    4.4  Consents and Approvals of Governmental Authorities.  No consent,
         --------------------------------------------------
approval, authorization, order, registration or qualification of or with any court or any regulatory authority or any other governmental body is required on the part of FAA or Merger Sub for the consummation by either of the transactions contemplated by this Agreement and the Agreement of Merger.

    4.5  Disclosure Documents.  None of the information supplied or to be
         --------------------
supplied by FAA for inclusion in the Information Materials at the time of mailing of the Information Materials to shareholders of DSW, and at the time of the meeting of DSW shareholders to be held in connection with the Merger or action by written consent of shareholders approving the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    4.6  Absence of Certain Business Practices.  To the knowledge of FAA,
         -------------------------------------
neither FAA nor any officer, employee or agent of FAA, nor any other person acting on its behalf, has, directly or indirectly, since January 1, 1997, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of FAA (or assist FAA in connection with any actual or proposed transaction) which (except as would not have a Material Adverse Effect on FAA) (a) might subject FAA to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have an adverse effect on the assets, business or operations of FAA, or (c) if not continued in the future, might adversely effect FAA's assets, business, operations or prospects, or which might subject FAA to suit or penalty in any private or governmental litigation or proceeding which may have a Material Adverse Effect.

    4.7  SEC Filings; Financial Statements.
         ---------------------------------

         (a) FAA has filed and made available to DSW all forms, reports and documents required to be filed by FAA with the United States Securities and Exchange Commission (the "SEC") since January 1, 1997 (collectively, the
"FAA SEC Reports").  The FAA SEC Reports (i) at the time filed, complied
 ---------------
in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FAA SEC Reports or necessary in order to make the statements in such FAA SEC Reports, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the FAA SEC Reports, including any FAA SEC Reports filed after the date of this Agreement until the Closing (the "FAA
                                                                       ---
Financial Statements"), complied or will comply as to form in all material
--------------------
respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC), and fairly presented or will fairly present the consolidated financial position of FAA and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

    4.8  Full Disclosure.  No representation or warranty in this Article IV or
         ---------------
in any document delivered by FAA pursuant to the transactions contemplated by this Agreement, and no statement, list, certificate or instrument furnished to FAA pursuant hereto or in connection with this Agreement when taken as a whole contains any untrue statement of a material fact, or omits to state any fact necessary in the light of the circumstances in which it was made, to make any statement herein or therein not materially misleading. There is no fact, development or threatened development (excluding general economic factors affecting business in general) which FAA has not disclosed to DSW in writing and which is having or is reasonably likely to have a Material Adverse Effect on FAA. FAA has made available to DSW true, correct and complete copies of all documents, including all amendments, supplements and modifications thereof or waivers currently in effect thereunder, described in the FAA Disclosure Schedule.

    4.9  Fees.  FAA has no liability or obligation to pay any fees or
         ----
commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except as described in Section 4.9 of the FAA Disclosure Schedule.

   4.10  Litigation.  There is no action, suit, proceeding, claim arbitration
         ----------
or, to the knowledge of FAA, investigation against FAA pending, or to the knowledge of FAA, threatened, which, if decided adversely to FAA, could reasonably be expected to have a Material Adverse Effect on FAA.

   4.11  Tax Matters.  Neither FAA nor any of its Subsidiaries, nor to FAA's
         -----------
knowledge, any of its other affiliates has taken or agreed to take any action or failed to take any action which could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE V


                  CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE
                  -------------------------------------------
                          TIME; ADDITIONAL AGREEMENTS
                          ---------------------------


     5.1  Conduct of Business of DSW.
          --------------------------

                (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, DSW shall carry on its business in the Ordinary Course of Business in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such businesses, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. DSW shall promptly notify FAA of any event or occurrence not in the Ordinary Course of Business of DSW, and any event which could have a Material Adverse Effect on DSW.

                (b) Except as expressly contemplated by this Agreement or disclosed in the DSW Disclosure Schedule, DSW shall not, without the prior written consent of FAA:

                     (i) Accelerate, amend or change the period of exercisability of options, warrants and stock purchase rights or authorize cash payments in exchange therefor;

                     (ii) (A) Enter into any commitment or transaction not in the Ordinary Course of Business to be performed over a period longer than six months in duration, or to purchase fixed assets with an aggregate purchase price exceeding $5,000, or (B) sell or commit to sell any products with an aggregate purchase price greater than $10,000 in any single month (x) if the expected profit margins are lower than those customarily obtained for sales of similar products by DSW in the past, or (y) to any customer for whom more than 10% of such customer's existing accounts receivable (other than receivables related solely to warranty claims) are more than thirty (30) days past due.

                     (iii) Grant any severance or termination pay to any director, officer, employee or consultant, except mandatory payments made pursuant to standard written agreements outstanding on the date hereof (any such agreement or arrangement to be disclosed in the DSW Disclosure Schedule) or payments made in accordance with the Company's existing severance policy;

                     (iv) Transfer to any person or entitle any rights to the DSW Intellectual Property Rights except in the Ordinary Course of Business;

                     (v) Enter into or amend any agreements pursuant to which any other party is granted marketing or other similar rights of any type or scope with respect to any products or DSW;

                     (vi) Except in the Ordinary Course of Business with prior notice to FAA, violate, amend or otherwise modify in any material respect the terms of any of their material contracts binding on DSW set forth on the DSW Disclosure Schedule;

                     (vii) Commence a lawsuit other than for the routine collection of bills or for a breach of this Agreement;

                     (viii) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to DSW;

                     (ix) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (A) the issuance of shares of DSW Common Stock upon the exercise of DSW Options, (B) the conversion into DSW Preferred Stock of DSW Convertible Securities, and (C) the issuance of DSW Shares upon the exercise of DSW Warrants and DSW Convertible Securities;

                     (x) Solicit approval for or effect any amendments to DSW's Articles of Incorporation or Bylaws (other than as contemplated by this Agreement);

                     (xi) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of DSW other than the acquisition of RAMAC Corporation, a California corporation ("RAMAC");

                     (xii) Sell, lease, license or otherwise dispose of any material properties or assets;

                     (xiii) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                     (xiv) Adopt or amend any DSW Employee Plan, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under DSW's normal employee review cycle, as the case may be, in all cases consistent with past practice;

                     (xv) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice, except for adjustments approved by DSW's outside auditors, which adjustments will not be material either individually or in the aggregate;

                     (xvi) Pay, discharge or satisfy in an amount in excess of $10,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities reflected or reserved against in DSW's Financial Statements or those incurred after the date of the Unaudited Balance Sheet in the ordinary course of business;

                     (xvii) Make any material Tax election, change any material Tax election, adopt any material Tax accounting method, change any material Tax accounting method, file any material Tax return (other than any estimated Tax returns, payroll Tax returns or sale Tax returns) or any amendment to a material Tax return, enter into any closing agreement, settle any Tax claim or assessment, or consent to any Tax claim or assessment;

                     (xviii) Engage in any activities or transactions that are outside the Ordinary Course of its Business consistent with past practice;

                     (xix) Other than as disclosed to FAA fail to pay or otherwise satisfy its monetary obligations as they become due, except in accordance with past practice (but in any event not later than 45 days past due) and such as are being contested in good faith;

                     (xx) Waive or commit to waive any rights of substantial value;

                     (xxi)   Cancel or materially amend any insurance policy; or

                     (xxii) Take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.1(i) through (xxi) above, or any action which would make any of the representations or warranties or covenants of DSW contained in this Agreement untrue or incorrect in any material respect.

          (c) DSW acknowledges that it is a condition to the obligations of FAA to close the Merger that at the Effective Time the total liabilities of DSW shall not exceed DSW's current assets by greater than $1,000,000 or such amount as is provided pursuant to Section 6.2(k). DSW has provided a listing of all its liabilities as of the date of this Agreement on Schedule 5.1(c). DSW acknowledges and agrees that it will make no payment in respect of the liabilities listed on the attached Schedule 5.1(c) without the prior written consent of FAA. DSW further agrees that it will consult with FAA regarding; and will not settle and/or compromise such liabilities without FAA's prior written consent.

     5.2  Access to Information.  Subject to Section 5.12, DSW shall afford
          ---------------------
FAA and its accountants, counsel and other representatives, reasonable access during normal business hours and upon reasonable prior notice during the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement to (i) all of DSW's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of DSW as FAA may reasonably request. DSW shall provide FAA and its respective accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3  Support of Merger by Certain Shareholders.  DSW shall use its best
          -----------------------------------------
efforts to cause all of its officers and directors to support the Merger and to take all actions and execute all documents reasonably requested by FAA to carry out the foregoing matters, including execution of the Shareholder Agreement by the Key Shareholders.

     5.4  Intentionally omitted.

     5.5  Exclusivity; Acquisition Proposals.  Unless and until this Agreement
          ----------------------------------
shall have been terminated by either party pursuant to Section 10.1, DSW shall not, directly or indirectly, through any officer, director, agent or otherwise,
(i) solicit, initiate or encourage submission of proposals or offers from any person relating to (x) any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, DSW or any merger, consolidation, business combination or similar transaction with DSW, or (y) any other material transaction incompatible with the Merger (including, without limitation, a joint venture or other similar transaction), or (ii) participate in any discussions or negotiations regarding, furnish to any other person any confidential information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. In the event DSW receives, or prior to termination of this Agreement, from any third party any offer or indication of interest regarding any of the transactions referred to in the foregoing sentence, or any request for information about DSW with respect to any of the foregoing, then DSW shall immediately communicate to FAA the material terms of each such offer, indication of interests, or request, including the identity of the third party.

     5.6  Breach of Representations, Warranties and Covenants.  Each of FAA,
          ---------------------------------------------------
Merger Sub and DSW shall not take, or fail to take, any action which from the date hereof through the Closing would cause or constitute a breach of any of their respective representations, warranties and covenants set forth in this Agreement or which would from the date hereof through the Closing cause any of such representations or warranties to be inaccurate. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach of inaccuracy, each party shall give detailed notice thereof to the other parties and shall use its best efforts to prevent or promptly remedy such breach or inaccuracy.

     5.7  Consents.  Each of FAA and DSW shall promptly apply for or otherwise
          --------
seek, and use its commercially reasonable efforts to obtain, all consents, waivers and approvals required to be obtained by it for the consummation of the Merger.

     5.8  Best Efforts.  FAA and DSW shall each use its reasonable best efforts
          ------------
to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

     5.9  Legal Conditions to the Merger.
          ------------------------------

          (a) DSW shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on DSW with respect to the Merger and will promptly cooperate with and furnish information to FAA in connection with any such requirements imposed upon FAA, Merger Sub or any other Subsidiary in connection with the Merger. DSW shall take all reasonable actions to obtain (and to cooperate with FAA and its Subsidiaries in obtaining) a consent, authorization, order or approval of, or any exception by, any governmental entity, required to be obtained or made by DSW (or by FAA or its Subsidiaries) in connection with the Merger or the taking of any action contemplated thereby, by this Agreement or by the Agreement of Merger, and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability or the parties to consummate the transactions contemplated hereby and by the Agreement of Merger, and to effect all necessary registrations and filings and submissions or information required by any governmental entity, and to fulfill all conditions to this Agreement.

          (b) Each of FAA and Merger Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and will promptly cooperate with and furnish information to DSW in connection with any such requirement imposed upon DSW in connection with the Merger. FAA and Merger Sub shall take all reasonable actions to obtain (and to cooperate with DSW in obtaining) any consent, authorization, order or approval of, or exemption by, any Governmental Entity required to be obtained or made by FAA or any of its Subsidiaries (or by DSW) in connection with the Merger or the taking of any action contemplated by this Agreement or by the Agreement of Merger, and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and by the Agreement of Merger, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transaction contemplated hereby, and to effect all necessary registrations and filings and submissions of information requested by any governmental entity, and to fulfill all conditions to this Agreement.

     5.10  Expenses.  Whether or not the Merger is consummated, all costs and
           --------
expenses incurred in connection with this Agreement, the Agreement of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense.

     5.11  Public Announcements.  Each party will consult in advance with the
           --------------------
other concerning the timing and content of any announcements, press releases and public statements concerning this Agreement, the Merger, and any other transactions contemplated thereby and will not make any such announcement, release or statement without the other's prior written consent (which shall not be unreasonably withheld); provided, however, that either FAA or DSW may make any public statement concerning the Merger without the other party's consent if, in the opinion of counsel for such party, such statement or announcement is required or advisable to comply with applicable law.

     5.12  Confidentiality.  No party hereto nor any of its subsidiaries shall
           ---------------
release, publish, reveal or disclose, directly or indirectly, any business or technical information of any other party hereto or any of its subsidiaries designated orally or in writing as "confidential" or "proprietary" (or like words), including, but not limited to, Intellectual Property, Confidential Information systems, processes, formulae, data, functional specifications, and/or technical specifications, computer programs, source code, blueprints, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products, marketing and advertising methods, supplier agreements, customer lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its customers ("Evaluation Material"), except to a party's directors, officers, employees, financial advisors, legal counsel, independent public accountants or other agents, advisors or representatives as shall require access thereto on a need-to-know basis for the purpose of the transactions contemplated by this Agreement and who shall agree to be bound by the terms of this Section 5.12. Each party agrees to take all reasonable precautions to safeguard the confidentiality of the other party's Evaluation Material and to exercise the same degree of care with respect to such Evaluation Material that such party exercises with respect to its own confidential information. No party shall make, or permit to be made, except in furtherance of the transactions contemplated by this Agreement, any copies, abstracts or summaries of the Evaluation Material. In addition, all such Evaluation Material shall be used solely for the purpose of the investigation contemplated by this Section 5.12 and shall not be used for any other purpose, including any use which would be to the detriment of any other party or its subsidiaries, nor shall such information be used in competition with any other party or its subsidiaries. The restrictions on disclosure of information contained in this Section 5.12 do not extend to any item of information that (a) is already known to the receiving party; (b) was or is independently developed by the receiving party without the use of the Evaluation Material; or (c) is now or hereafter becomes available to the public other than as a consequence of a breach of obligations under this
Section 5.12 or similar confidentiality agreements. Upon written request, the parties shall return all writings, documents and materials containing Evaluation Material with a letter confirming that all copies, abstracts and summaries of the Evaluation Material have been destroyed. In the event that any party hereto becomes legally required to disclose another party's Evaluation Material, it shall provide such other party with prompt prior written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or such other party waives compliance with the provisions of this Section 5.12 with respect to the Evaluation Material subject to such requirement, such party agrees to furnish only that portion of the Evaluation Material which it is legally required to furnish and, where appropriate, to use its best efforts to obtain assurances that such Evaluation Material will be accorded confidential treatment.

     5.13  DSW Shareholders' Consent; Consent of DSW Convertible Security
           --------------------------------------------------------------
Holders.
--------

           (a) DSW shall either (i) call a meeting of its shareholders (the "Shareholders' Meeting") to be held as promptly as practicable after the execution of this the "Shareholders' Meeting Date") or (ii) solicit shareholder approval by written consent in accordance with applicable law, for the purpose of obtaining the shareholder approval required in connection with the transactions contemplated hereby and by the Agreement of Merger, and shall use its best efforts to obtain such approval. If a Shareholders' Meeting is called, DSW shall not change the Shareholders' Meeting Date without the prior written consent of FAA, nor shall DSW adjourn the Shareholders' Meeting without the prior consent of FAA, unless such adjournment is due to the lack of a quorum, in which case the Chairman of the Shareholders' Meeting shall announce at such meeting the time and place of the adjourned meeting.

           (b) DSW shall obtain the consent of all holders of DSW Convertible Securities to this Agreement and the transaction contemplated herein, including without limitation, the conversion of their DSW Convertible Securities into Merger Consideration in full satisfaction of any and all claims they may have against DSW pursuant to the terms of such Convertible Securities.

     5.14  Preparation of Proxy Statement or Information Statement.  As soon as
           -------------------------------------------------------
practicable after the execution of this Agreement, DSW shall prepare, with the cooperation of FAA, the Proxy Statement or, in the case of a written consent, the Information Statement (either shall be referred to hereinafter as the "Proxy Statement") for purposes of soliciting the approval of the shareholders of DSW and the holders of DSW Convertible Securities of this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. DSW shall use its best efforts to cause the Proxy Statement to comply with applicable federal and state securities laws requirements. Each of FAA and DSW agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for including in the Proxy Statement, or any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement. DSW will promptly advise FAA, and FAA will promptly advise DSW, in writing if at any time prior to the Effective Time either DSW or FAA shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained therein not misleading or to comply with applicable law. The Proxy Statement shall contain the unanimous recommendation of the Board of Directors of DSW that the DSW shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of DSW. Anything to the contrary contained herein notwithstanding, DSW shall not include in the Proxy Statement any information with respect to FAA or its affiliates or associates, the form and content of which information shall not have been approved by FAA prior to such inclusion.

     5.15  Key Employee Agreements.  Each employee of DSW listed as a Key
           -----------------------
Employee on the attached Schedule 5.15 shall enter into an employment agreement (the "Key Employee Agreements").

     5.16  Non-Disclosure and Confidentiality Agreements.  DSW shall use its
           ---------------------------------------------
best efforts to obtain executed Non-Disclosure and Confidentiality agreements (the "Employee Agreements" substantially in the form of Exhibit D hereto) from
                                                        ---------
each employee of DSW as of the date of this Agreement and any person who becomes an employee of DSW prior to the Effective Time.

     5.17  Acquisition of RAMAC.  DSW shall acquire RAMAC and obtain the
           --------------------
assignment to itself and for the benefit of FAA of the Intellectual Property of Sharon Stewart as pertains to any intellectual property of RAMAC (the "RAMAC Intellectual Property").

     5.18  Intellectual Property Matters.  DSW shall use its best efforts to
           -----------------------------
complete the actions described on Schedule 5.18 hereto pertaining to the preservation and perfection of DSW's interests in its Intellectual Property.

     5.19  Tax-Free Reorganization.  Each of FAA and DSW shall and shall cause
           -----------------------
its respective Subsidiaries to use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. No party hereto, nor any Subsidiary thereof, shall take any action that would cause the Merger not to qualify under Section 368(a) of the Code, and the parties hereto shall, and shall cause their respective Subsidiaries to take the position for all purposes that the Merger qualifies as a reorganization under such Section of the Code.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT
                              --------------------

6.1  Conditions to Each Party's Obligation to Effect the Merger.  The
     ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

          (a)  Shareholder Approval.  This Agreement and the Agreement of
               --------------------
Merger and all the transactions contemplated hereby and thereby shall have been approved and adopted by such affirmative vote as is required by the California Code and the Articles of Incorporation and Bylaws of DSW.

          (b)  Legal Action.  No temporary restraining order, preliminary
               ------------
injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any governmental entity and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking relief against DSW, the Surviving Corporation or FAA if the Merger is consummated, shall be pending which, in the good faith judgment of DSW's or FAA's Board of Directors (acting upon the written opinion of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or relief and such relief would have a Material Adverse Effect on such party. In the event any such order or injunction shall have been issued, each party agrees to use its commercially reasonable best efforts to have any such injunction lifted.

          (c)  Statutes.  No action shall have been taken, and no statute, rule,
               --------
regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would (i) make the consummation of the Merger illegal, (ii) prohibit FAA's or DSW's ownership or operation of all or a material portion of the business or assets of DSW, or FAA and its subsidiaries taken as a whole, or compel FAA or DSW to dispose of or hold separate all or a material portion of the business or assets of DSW, or FAA and its subsidiaries taken as a whole, as a result of the Merger or
(iii) render FAA, Merger Sub or DSW unable to consummate the Merger, except for any waiting period provisions.

          (d)  Escrow Agreement.  The Escrow Agreement shall have been executed
               ----------------
and delivered by FAA, the DSW Shareholders' Representatives and the Escrow
Agent.

     6.2  Conditions to Obligations of FAA and Merger Sub.  The obligations of
          -----------------------------------------------
FAA and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by FAA and Merger Sub:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of DSW set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except as could not reasonably be expected to have a Material Adverse Effect on DSW); and there shall have been no willful breach by DSW of any of its representations or warranties made in this Agreement. FAA shall have received a certificate signed by the chief executive officer of DSW to such effect on the Closing Date.

          (b)  No Material Adverse Change.  There shall have been no Material
               --------------------------
Adverse Effect on DSW from the date of this Agreement through the Closing Date and FAA shall have received a certificate signed by the chief executive officer and the chief financial officer of DSW to such effect on the Closing Date. For purposes of this Section 6.2(b), the following shall be deemed to constitute a Material Adverse Effect on DSW: (i) a material claim affecting the Intellectual Property of DSW shall arise or (ii) the agreement described in Schedule 7.1(c) pertaining to the CCC Milestone shall have been terminated.

          (c)  Performance of Obligations of DSW.  DSW shall have performed all
               ---------------------------------
obligations and covenants required to be performed by it under this Agreement and the Agreement of Merger prior to the Closing Date except those obligations and covenants the nature of which is such that if not performed by DSW such failure would not result in a Material Adverse Effect to DSW, and FAA shall have received a certificate signed by the chief executive officer of DSW to such effect on the Closing Date.

          (d)  Approvals.  All authorizations, consents, orders or approvals
               ---------
of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, other than filings and approvals relating to the Merger or affecting FAA's ownership of DSW or any of its properties if failure to make such filing or obtain such approval would not be materially adverse to DSW or FAA and its subsidiaries taken as a whole.

          (e)  Consents.  FAA shall have received duly executed copies of all
               --------
third-party consents and approvals required for the consummation of the transaction contemplated by this Agreement or the DSW Disclosure Schedule in form and substance reasonably satisfactory to FAA including, without limitation, the consent of lenders to FAA, except those which, if not received, would not have a Material Adverse Effect on DSW.

          (f)  Resignation of Directors.  The directors of DSW in office
               ------------------------
immediately prior to the Effective Time shall have resigned as directors of the Surviving Corporation effective as of the Effective Time.

          (g)  Dissenting Shares Limitation.  At least 95% of the DSW Shares
               ----------------------------
which may be otherwise eligible to become Dissenting Shares shall have been voted in favor of the Merger.

          (h)  Key Employee Agreements.  Key Employee Agreements shall have
               -----------------------
been entered between DSW and/or FAA and the individuals listed on Schedule
5.15 and such Key Employee Agreements shall be in full force and effect.

          (i)  RAMAC Intellectual Property.  DSW shall have acquired RAMAC and
               ---------------------------
obtained the assignment of the RAMAC Intellectual Property in form and substance reasonably satisfactory to FAA and its legal counsel.

          (j)  Intellectual Property Matters.  DSW shall have taken the actions
               -----------------------------
described on Schedule 5.18 pertaining to Intellectual Property required to be performed prior to Closing.

          (k)  DSW Liabilities.  DSW's total liabilities shall not exceed DSW's
               ---------------
current assets by the lesser of (i) $1,000,000 or (ii) $1,000,000 reduced by such payments, settlement and/or compromises as have been made after the consent of FAA as provided in Section 5.1(c) subsequent to the date of Schedule 5.1(c).

          (l)  Non-Compete Agreements.  The individuals listed on Schedule
               ----------------------
6.2(l) shall have entered into Non-Compete Agreements substantially in the form of Exhibit E.
    ---------

          (m)  Opinion of DSW Counsel.  At the Closing, there shall be delivered
               ----------------------
to FAA and Merger Sub the opinion of Wilson Sonsini Goodrich & Rosati ("WSGR"), counsel for DSW, dated the Closing Date, in form and substance satisfactory to FAA and Merger Sub and their counsel, to the effect that:

               (i) DSW is a corporation duly organized, validly existing and in good standing under the laws of the State of California with corporate power to own its property and to conduct its business as now conducted;

               (ii) The authorized, issued and outstanding capital stock of DSW on the Closing Date is as set forth in such opinion;

               (iii) The issued and outstanding shares of capital stock of DSW have been duly and validly issued, are fully paid and nonassessable, and have been issued in full compliance with all applicable federal and state securities laws;

               (iv) All requisite corporate action has been taken by DSW under its Articles of Incorporation and Bylaws and the laws of the State of California to enable DSW to execute and deliver this Agreement and the Agreement of Merger and to perform its obligations hereunder and thereunder;

               (v) The execution of this Agreement and the Agreement of Merger by DSW, and the performance of its obligations hereunder and thereunder, will not result in the violation of any order or decree known to such counsel of any court binding upon the DSW or its property, or conflict with or constitute a material default under DSW's charter or Bylaws or under any material note, debt instrument, security agreement or mortgage, or any other material agreement or commitment known to such counsel by which DSW is bound, or to the knowledge of such counsel result in the creation or imposition of any lien or encumbrance in favor of any third person upon any material property of DSW;

               (vi) This Agreement and the Agreement of Merger have been duly authorized, executed and delivered by DSW, and are binding upon and enforceable against DSW in accordance with their respective terms, except as the enforceability hereof or thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally and subject to general equity principles and to limitations on availability of equitable relief, including specific performance; and

               (vii) WSGR may include in their opinion a statement that they do not hold themselves out as experts in, and express no opinion as to, the laws of any state or jurisdiction other than the laws of the United States and the State of California.

          (n)  DSW Convertible Securities.  All DSW Convertible Securities shall
               --------------------------
have been delivered at the closing for conversion into Merger Consideration together with the Consents described in Section 5.13(b) and such documents as are necessary to release any security interest of such DSW Convertible Securities in property of DSW.

     6.3  Conditions to Obligations of DSW.  The obligation of DSW to effect the
          --------------------------------
Merger is subject to the satisfaction of the following conditions unless waived by DSW:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of FAA and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except as could not have a Material Adverse Effect on FAA); and there shall have been no willful breach by either FAA or Merger Sub of any of its representations or warranties made in this Agreement. DSW shall have received a certificate signed by the chief executive officer and chief financial officer of each of FAA and Merger Sub to such effect on the Closing Date.

          (b)  Performance of Obligations of FAA and Merger Sub.  FAA and
               ------------------------------------------------
Merger Sub shall have performed all obligations and covenants required to be performed by them under this Agreement and the Agreement of Merger prior to the Closing Date except those obligations and covenants the nature of which is such that if not performed by FAA or Merger Sub, such failure would not result in a Material Adverse Effect to FAA, and DSW shall have received a certificate signed by the chief executive officer and the chief financial officer of FAA to such effect on the Closing Date.

          (c)  No Material Adverse Change.  There shall have been no Material
               --------------------------
Adverse Effect on FAA from the date of this Agreement through the Closing Date and DSW shall have received a certificate signed by the chief executive officer and the chief financial officer of FAA to such effect on the Closing Date.

          (d)  Approvals.  All authorizations, consents, orders or approvals of,
               ---------
or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, other than filings and approvals relating to the Merger or affecting FAA's ownership of DSW or any of its properties if failure to make such filing or obtain such approval would not be materially adverse to DSW or FAA and its subsidiaries taken as a whole.

          (e)  Consents.  DSW shall have received duly executed copies of all
               --------
third-party consents and approvals required for the consummation of the transaction contemplated by this Agreement or the FAA Disclosure Schedule in form and substance reasonably satisfactory to DSW including, without limitation, the consent of lenders to FAA, except those which, if not received, would not have a Material Adverse Effect on FAA.

          (f)  Opinion of FAA Counsel.  At the Closing, there shall be delivered
               ----------------------
to DSW and Merger Sub the opinion of Gray, Cary Ware & Freidenrich ("GCWF"), counsel for FAA, dated the Closing Date, in form and substance satisfactory to FAA and Merger Sub and their counsel, to the effect that:

               (i) FAA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power to own its property and to conduct its business as now conducted;

               (ii) All requisite corporate action has been taken by FAA under its Certificate of Incorporation and Bylaws and the laws of the State of Delaware to enable FAA to execute and deliver this Agreement and the Agreement of Merger and to perform its obligations hereunder and thereunder;

               (iii) Upon issuance in accordance with the terms of this Agreement the FAA Class A Common Shares issued as Merger Consideration will be validly issued, fully paid and nonassessable.

               (iv) The execution of this Agreement and the Agreement of Merger by FAA, and the performance of its obligations hereunder and thereunder, will not result in the violation of any order or decree known to such counsel of any court binding upon the FAA or its property, or conflict with or constitute a material default under FAA's charter or Bylaws or under any material note, debt instrument, security agreement or mortgage, or any other material agreement or commitment known to such counsel by which FAA is bound, or to the knowledge of such counsel result in the creation or imposition of any lien or encumbrance in favor of any third person upon any material property of FAA; and

               (v) This Agreement and the Agreement of Merger have been duly authorized, executed and delivered by FAA, and are binding upon and enforceable against FAA in accordance with their respective terms, except as the enforceability hereof or thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

                                  ARTICLE VII


     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION
     ----------------------------------------------------------------------

     7.1  Escrow Fund.  As soon as practicable after the Effective Time of the
          -----------
Merger, all of the Escrow Shares shall be registered in the name of, and be deposited with, an institution selected by FAA, and reasonably acceptable to DSW, to act as escrow agent (the "Escrow Agent"), such deposit to constitute the "Escrow Fund" and to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate FAA for breaches of the representations and warranties of DSW contained in Section 3 hereof, and as security for the performance of certain actions, all as described following:

          (a) 44.5% or 67,000 shares of the Escrow Shares shall be held in the Escrow Fund as security for the indemnification rights of FAA pursuant to this
Article VII (the "Indemnification Escrow").

          (b) 33.3% or 50,250 shares of the Escrow Shares shall be held in the Escrow Fund as security for the performance of the Intellectual Property matters as indicated on Schedule 5.18 (the "Intellectual Property Escrow"). Such amount of shares to be held in the Escrow Fund may be reduced to the extent that such actions there listed are performed prior to the Effective Time in such amounts as are there listed beside each action to be taken. Shares of FAA Class A Common Stock escrowed pursuant to this Section 7.1(b) shall be released in such amounts as are indicated on Schedule 5.18 as such actions there listed are taken. The actions indicated on Schedule 5.18 shall be taken by DSW or FAA, with the assistance of DSW. The DSW Shareholders' Representatives may (subject to the consent of FAA which shall not be unreasonably withheld) determine third party consultants to be used in the completion of the actions required by Schedule
5.18 in connection with the Intellectual Property Matters.

          (c) 22.2% or 33,500 shares of the Escrow Shares shall be held in the Escrow Fund as security for the performance of the CCC Milestone (as defined in Schedule 7.1(c)), subject to reduction in respect of DSW Dissenting Shares. Upon completion of the CCC Milestone, all such shares shall be released from the Escrow Fund. The CCC Milestone Escrow shall be reduced by the number of shares of FAA Class A Common Stock issuable in respect of any DSW Dissenting Shares for which Dissenters Rights are perfected and not lost, and which shares of FAA Class A Common Stock would therefore not be issuable.

          (d) Upon any adjustment of the CCC Milestone escrow for dissenting shares as provided in the preceding paragraph (c), the proportionate interest of former DSW Shareholders in each of the three escrow funds shall be adjusted accordingly.

          (e) The parties acknowledge that in connection with the acquisition of RAMAC, shares of DSW issued in such acquisition are subject to the provisions of an escrow (the "RAMAC Escrow") under the terms of the RAMAC acquisition agreement (the "RAMAC Agreement") as security for the indemnification rights of DSW under said acquisition agreement (the "RAMAC Escrow Shares"). FAA and DSW further agree that the number of Escrow Shares actually delivered to the Escrow Agent shall be reduced by such amounts of Merger Consideration issuable in respect of the RAMAC Escrow Shares as would have been required to be placed in Escrow under this Agreement (the "RAMAC Merger Consideration Escrow Shares"). The RAMAC Merger Consideration Escrow Shares shall remain in the RAMAC Escrow and be subject to the terms of the RAMAC Escrow and shall also be subject to the provisions of this Article VII regarding indemnification, the Intellectual Property matters and the CCC Milestone. FAA and DSW further agree as follows regarding the RAMAC Merger Consideration Escrow Shares:

               (i)     FAA will be entitled to seek indemnification under the

RAMAC Agreement and this Agreement.
                ---

               (ii) If it is finally determined that FAA is entitled to recovery for a breach under the RAMAC Agreement, and FAA is entitled to also recover for such breach under this Agreement, FAA shall first recover from the RAMAC Escrow. If the RAMAC Escrow is not sufficient to cover the full amount of any such recovery, the balance shall be recoverable against the Indemnification Escrow.

     The foregoing limitations shall not prevent recovery under this Agreement for any Adverse Consequences (as such term is defined in Section 7.2(a)) to the extent not fully recovered from the RAMAC Escrow.

     7.2  Indemnification Provisions.
          --------------------------

          (a) Subject to the terms and conditions of this Article VII, in the event of any breach of any of the representations, warranties, agreements or covenants of DSW contained herein, provided that FAA makes a written claim for indemnification in the manner provided for in this Article VII on or prior to the date one year following the date of Closing (the "Survival Termination Date"), FAA and the Surviving Corporation, and their respective officers, directors, agents and employees, shall be indemnified and held harmless from and against the entirety of any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses ("Adverse Consequences") that FAA may suffer through and after the date of the claim for indemnification resulting from, arising out of, in the nature of, or caused by such breach.

          (b) Subject to the terms and conditions of this Article VII, in the event of any breach of any of the representations, warranties, agreements or covenants of FAA contained herein, provided that the DSW Shareholders' Representatives or DSW makes a written claim for indemnification in the manner provided for in this Article VII on or prior to the Survival Termination Date, DSW and its shareholders and their respective officers, directors, agents and employees shall be indemnified and held harmless from and against the entirety of any and all Adverse Consequences that they may suffer through and after the date of the claim for indemnification resulting from, arising out of, in the nature of, or caused by such breach except where and to the extent that such breach of FAA is attributable to, or caused by, a breach of the representations warranties agreements or covenants of DSW contained herein.

     7.3  Limitations on Indemnification Claims; Termination of Escrow.
          ------------------------------------------------------------

          (a)  Claims for indemnification shall be limited as follows:

               (i) FAA shall not be entitled to recover indemnification for any Adverse Consequences unless and until the aggregate amount of all Adverse Consequences under all claims of indemnification asserted under this Section 7 ("Claims") exceeds $20,000, in which case FAA shall be entitled to indemnification for the full amount of Adverse Consequences, in excess of and excluding the first $20,000, subject to Section 7.3(c) below. In determining the amount of any Adverse Consequences attributable to a breach, any materiality standard contained in a representation, warranty or covenant of DSW shall be disregarded.

               (ii) DSW shall not be entitled to recover indemnification for any Adverse Consequences unless and until the aggregate amount of all Adverse Consequences under all Claims exceeds $20,000, in which case DSW shall be entitled to indemnification for the full amount of Adverse Consequences, in excess of and excluding the first $20,000. In determining the amount of any Adverse Consequences attributable to a breach, any materiality standard contained in a representation, warranty or covenant of FAA shall be disregarded. FAA's total liability for indemnification under this Section 7 shall be limited to an amount equal to the market value of the 67,000 shares of FAA Class A Common stock initially subject to the Indemnification Escrow as of the one year anniversary of the Closing. All claims for indemnification by DSW pursuant to this Section 7 shall be subject to offset by claims by FAA pursuant to this
Section 7.

          (b) For purposes of determining the number of shares of FAA Class A Common Stock required to be released from escrow to FAA for any indemnification claim, the value of such shares shall be the market value of the shares as of the one year anniversary of the Closing, as determined by the mutual agreement of FAA and the DSW Shareholders' Representatives. At the option of the DSW Shareholders' Representatives and the individual shareholders otherwise entitled to receive escrowed shares, any payment of claim by FAA may be settled by payment of cash, either in full or partial settlement of any claim. At the option of FAA any claim of DSW may be settled in cash or offset as described in
Section 7.3(b).

          (c) In any event, the maximum amount recoverable by FAA pursuant to FAA's indemnification rights in this Article VII shall be the number of shares held as Indemnification Escrow Shares, as defined by the Escrow Agreement, and no claim for indemnification shall be asserted against any of the stockholders of DSW other than against the Escrow Fund pursuant to the provisions of Article VII and Section 4 of the Escrow Agreement. Notwithstanding the other provisions of this Article VII pertaining to indemnification rights of FAA, all claims for indemnification against the escrow described in Section 7.1(a) shall be paid on the one year anniversary of the Closing when finally determined in accordance with the provisions of this Article VII. For the avoidance of doubt, should any indemnification claim be unresolved, or the value of the Common Exchange shares held in escrow be subject to negotiation, FAA shall be entitled to require a reasonable number of such shares be retained in escrow pending final settlement of such matters in accordance with Section 7 of the Escrow Agreement.

          (d) On the one-year anniversary date from the Effective Time, the Indemnification Escrow, Intellectual Property Escrow and the CCC Milestone Escrow will terminate pursuant to the terms of the Escrow Agreement. At such time all FAA Class A Common Shares held in the Indemnification Escrow other than shares retained to cover pending claims or due to disputes over valuation shall be distributed to the DSW Shareholder Representatives pursuant to the terms of the Escrow Agreement. Any shares remaining in the Intellectual Property Escrow and the CCC Milestone Escrow other than shares subject to dispute as to performance of matters related to such escrows shall be returned to FAA.

     7.4  Procedure for Indemnification Claims; Matters Involving Third Parties.
          ----------------------------------------------------------------------

          (a) As used in this Article VII the term "Indemnitor" means the party against whom indemnification hereunder is sought, and the term "Indemnitee" means the party seeking indemnification hereunder.

          (b) A claim for indemnification hereunder (an "Indemnification Claim,") shall be made by Indemnitee by delivery of a written notice to Indemnitor as soon as reasonably practicable following Indemnitee's awareness of circumstances giving rise to such Indemnification Claim, requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall attach relevant documentation related to the Indemnification Claim), the amount of the asserted Adverse Consequences, as the case may be, and, in the case of a Third Party Claim (as defined below), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim; provided that the failure to give such notice shall not prejudice the rights of the Indemnitee under this Agreement, except to the extent the Indemnitor is materially prejudiced thereby.

          (c) If the Indemnification Claim involves a matter other than a Third Party Claim, Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by Indemnitor, and the Indemnification Claim shall thereafter be paid by Indemnitor in accordance with Section 7.3 hereof and the Escrow Agreement. If an objection is timely delivered by Indemnitor and the dispute is not resolved within twenty (20) business days from the delivery of such objection (the "Negotiation Period"), either party may bring an action in court to resolve such dispute. The right of Indemnitee to be indemnified hereunder shall not limit or otherwise affect any other rights or remedies it may have with respect to the matters indemnified.

          (d) Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against Indemnitee which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

               (i) Indemnitee shall give Indemnitor written notice of any such claim promptly after receipt by Indemnitee of notice thereof. Any delay in giving notice to the extent it does not materially prejudice Indemnitor, shall not affect Indemnitee's rights to Indemnification hereunder except to the extent that such failure prejudices the Indemnitor's ability to respond to or defend the claim.

               (ii) If the DSW Shareholders' Representatives and FAA shall agree on the terms of a settlement, the costs of Adverse Consequences shall be paid fifty percent by FAA and fifty percent shall be chargeable against the Indemnification Escrow.

               (iii) If FAA and the DSW Shareholders' Representatives disagree as to the terms of a settlement or agree that a Third Party Claim should be resisted, and the result is an arbitration award, a final judgment (after expiration of all periods for appeal of such judgment or other final, nonappealable order (any of them a "Judgment")) against an Indemnitee, the costs of Adverse Consequences attributable to such Judgment shall be, in an instance where DSW is the Indemnitor, chargeable against the Indemnification Escrow, and in an instance where FAA is the indemnitor, subject to Section 7.3(b) payable by FAA.

               (iv) In an instance where DSW is the Indemnitor, if FAA and the DSW Shareholders' Representatives disagree as to the terms of a settlement and FAA chooses to settle the Third Party Claim, FAA shall not be entitled to indemnification for the costs of such settlement.

               (v) In an instance where DSW is the Indemnitor, if the Third Party Claim is resisted and results in no Judgment against an Indemnitee, the expenses of resisting such Third Party Claim shall be paid by FAA and no claim for indemnification shall be made for such expenses.

               (vi) With respect to Third Party Claims for which indemnification is claimed hereunder, the Indemnitor shall be entitled to participate in and, if the Indemnitor admits that this indemnity fully covers the claim or litigation, the Indemnitor shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnitee.

               (vii) After notice from the Indemnitor to the Indemnitee of its election to assume the defense of such claim or action, the Indemnitor shall not be liable to the Indemnitee under this Section 7.4(d) for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or of assistance as contemplated by this Section 7.4(d); provided, however, that the Indemnitee shall have the right to employ counsel to represent it if it is reasonably advisable for the Indemnitee to be represented by separate counsel due to actual or potential conflicts of interest, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnitor; provided, that in no event shall the Indemnitor be responsible for the fees of more than one counsel to the Indemnitee.

               (viii) The Indemnitee and the Indemnitor shall each render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such claim or proceeding.

               (ix) The DSW Shareholders' Representatives and FAA agree to negotiate in good faith regarding the settlement of Third Party Claims and shall not unreasonably withhold their consent to such settlements. It shall not be unreasonable to withhold consent to any settlement that does not contain an unconditional release of the Indemnitee.

          (e) Subject to Section 7.3, upon determination of the amount of an Indemnification Claim by a Judgment, such amount shall be paid by drawing on the Indemnification Escrow Fund in accordance with the terms of the Escrow Agreement.

                                 ARTICLE VIII

                      DSW SHAREHOLDERS' REPRESENTATIVES
                      ---------------------------------

     8.1 In the event the Merger is approved by the shareholders of DSW, without any further action on the part of any such shareholders, such shareholders shall be deemed to have consented to the appointment of Jerry Daniels, William Stone and Robert Nazarenus as representatives of such shareholders (the "DSW Shareholders' Representatives"), as the attorneys-in-fact for and on behalf of each DSW Common Shareholder, and the taking by the DSW Shareholders' Representatives of any and all actions and the making of any decisions required or permitted to be taken by them under this Agreement or the Escrow Agreement, including, without limitation, the exercise of the power to
(i) execute the Escrow Agreement, (ii) receive or give any notice on behalf of DSW Common Shareholders pursuant to this Agreement or the Escrow Agreement,

(iii) authorize delivery to FAA of the Escrow Fund, or any portion thereof, in satisfaction of Claims, (iv) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Claims, (v) resolve any Claims and
(vi) take all actions necessary in the judgment of the DSW Shareholders' Representatives for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Accordingly, the DSW Shareholders' Representatives have unlimited authority and power to act on behalf of each DSW Common Shareholder with respect to this Agreement and the Escrow Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising from and taken pursuant to this Agreement. The DSW Common Shareholders will be bound by all actions taken by the DSW Shareholders' Representatives in connection with this Agreement and the Escrow Agreement, and FAA shall be entitled to rely on any action or decision of the DSW Shareholders' Representatives evidenced by a written document executed by both of the DSW Shareholders' Representatives as the action or decision of each of the DSW Common Shareholders. The DSW Shareholders' Representatives (in their capacity as DSW Shareholders' Representatives and not as DSW Common Shareholders) will incur no liability with respect to any action taken or suffered by them in reliance upon any notice, direction, instruction, consent, statement or other document believed by them to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except their own willful misconduct, bad faith or gross negligence. In all questions arising under this Agreement or the Escrow Agreement, the DSW Shareholders' Representatives may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the DSW Shareholders' Representatives based on such advice, the DSW Shareholders' Representatives (in their capacity as DSW Shareholders' Representatives and not as DSW Common Shareholders) will not be liable to anyone. At any time during the term of the Escrow Agreement, holders of a majority of the Escrow Shares may appoint new DSW Shareholders' Representatives by written consent by sending notice and a copy of the written consent appointing such new DSW Shareholders' Representative signed by holders of a majority of the Escrow Shares to FAA and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by FAA and the Escrow Agent. The Shareholder Representatives have executed this Agreement as acknowledgment and acceptance of the provision of this Article VIII.

                                   ARTICLE IX

                            POST CLOSING AGREEMENTS
                            -----------------------


     9.1  Employee Benefits.  FAA agrees that the employees of DSW who continue
          -----------------
as employees of DSW or FAA ("Continuing Employees") after the Effective Time shall be entitled to the following employee benefits:

          (a) Medical insurance will be provided for Continuing Employees beginning with the Effective Time.

          (b) Continuing Employees shall be entitled to accrue vacation time after the Effective Time at such rate as is FAA's then standard vacation accrual policy, except that, Continuing Employees shall be given credit for time employed by DSW in determining the rate at which vacation shall accrue from such time forward.

          (c) Continuing Employees shall be entitled to participate in FAA's other standard employee benefit programs, such as 401K Plan, Stock Option Plans, etc. beginning with the Effective Time as if newly hired by FAA on such date.

     9.2  FAA Escrow Covenants.
          --------------------

          (a) FAA agrees that until the earlier of completion of the CCC Milestone or November 15, 1998, FAA shall (1) use commercially reasonable best efforts to continue the employment of the DSW employees listed on Schedule 9.2 and (2) provide them with commercially reasonable resources as are required to achieve the CCC Milestone.

          (b) Neither FAA nor any of its affiliates shall in any material way impede or prevent DSW or any of its former employees from the accomplishment of the actions listed in (i) Sections 5.18 and 7.1(b) of this Agreement and the corresponding Schedule 5.18 attached hereto, with respect to intellectual property matters (the "IP Actions") or (ii) Section 7.1(c) of this Agreement and the corresponding Schedule 7.1(c) attached hereto, with respect to the CCC Milestone (the "CCC Actions"). In addition, FAA and its affiliates shall (i) take such actions and obtain such approvals as are reasonable and necessary to accomplish the IP Actions and the CCC Actions and (ii) provide reasonable resources necessary to accomplish the IP Actions and the CCC Actions, including such resources involving the allocation of personnel, professional or financial support or otherwise. In the event FAA or any of its affiliates in any material way impedes or prevents DSW or any of its former employees from the accomplishment of either the IP Actions or the CCC Actions or fails to reasonably take any of the actions in the preceding sentence and such actions are the cause of failure to accomplish the IP Actions or the CCC Actions, then the Escrow Agent shall release to the DSW Shareholders' Representatives the shares held in the IP Escrow or CCC Escrow, as the case may be.

     9.3  DSW Liabilities.  FAA shall use its reasonable best efforts to pay the
          ---------------
liabilities listed on Schedule 5.1(c) in accordance with the schedule there listed. FAA shall use its reasonable best efforts to secure the release of Jerry Daniels from any personal obligations he may have as guarantor or co-obligor of the liabilities listed on Schedule 5.1(c).

                                   ARTICLE X

                               GENERAL PROVISIONS
                               ------------------

10.1  Termination.
      -----------

          (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of DSW:

               (i) by mutual agreement of the Boards of Directors of FAA and DSW;

               (ii) by FAA, if there has been a breach by DSW of any representation, warranty, covenant or agreement set forth in this Agreement on the part of DSW which is material and which DSW fails to cure within five business days after notice thereof is given by FAA (except that no cure period shall be provided for a breach by DSW which by its nature cannot be cured);

               (iii) by DSW, if there has been a breach by FAA or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of FAA or Merger Sub which is material and which FAA or Merger Sub, as the case may be, fails to cure within five business days after notice thereof is given by DSW (except that no cure period shall be provided for a breach by FAA or Merger Sub which by its nature cannot be cured);

               (iv) by FAA or DSW, if the Merger shall not have been consummated on or before January 31, 1999; or

               (v) by FAA or DSW if any permanent injunction or other order of a court or other competent authority preventing the Merger shall have become final and nonappealable.

          (b) Where action is taken to terminate this Agreement pursuant to this Section 10.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

          (c) In the event of termination of this Agreement as provided in this Section, the other provisions of this Agreement shall forthwith become void, except that the agreements contained or referred to in Sections 5.10 (expenses),
5.19 (brokers, finders), 5.11 (public announcements), 5.12 (confidentiality) and
10.1 (termination) shall survive. Notwithstanding the foregoing, in the event of a breach of this Agreement by any party hereto, nothing herein shall limit the remedies at law or in equity of the other party with respect thereto.

     10.2  Amendment.  This Agreement may be amended by the parties hereto, by
           ---------
action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the shareholders of DSW; provided that following approval of the Merger by the shareholders of DSW, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     10.3  Extension; Waiver.  At any time prior to the Effective Time, each of
           -----------------
DSW and FAA, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     10.4  Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed given if delivered personally or sent by facsimile, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

          (a)  If to FAA or Merger Sub, to:

                    FirstAmerica Automotive, Inc.
                    601 Brannan Street
                    San Francisco, CA  94107
                    Attn:  Debra Smithart, Chief Financial Officer
                    Fax:  (415) 808-4813
                    Telephone:  (415) 808-4804

                    with a copy to:

                    Gray Cary Ware & Freidenrich LLP
                    400 Hamilton Avenue
                    Palo Alto, California 94301
                    Attn:  Greg Gallo
                    Facsimile No.:  (650) 327-3699
                    Telephone No.:  (650) 328-6561

               (b)  if to DSW, to:

                    DSW Associates, Inc.
                    Attn:  Jerry Daniels, CEO
                    145 B Dillon Avenue
                    Campbell, California  95008
                    Facsimile No.:  (408) 378-2167
                    Telephone No.:  (408) 874-0826

                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati, A Professional Corporation 650 Page Mill Road
                    Palo Alto, California  94304
                    Attn:  Jeffrey D. Saper
                    Facsimile No.:  (650) 493-6811
                    Telephone No.:  (650) 493-9300

               (c)  if to the DSW Shareholders' Representatives, to:

                    ________________________________
                    ________________________________
                    ________________________________
                    ________________________________

                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati, A Professional Corporation 650 Page Mill Road
                    Palo Alto, California  94304
                    Attn:  Jeffrey D. Saper
                    Facsimile No.:  (650) 493-6811
                    Telephone No.:  (650) 493-9300

     10.5  Interpretation.  When a reference is made in this Agreement to
           --------------
Sections or Exhibits, such references shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.6  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     10.7  Entire Agreement.  This Agreement and the documents and instruments
           ----------------
and other agreements among the parties delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, including without limitation the Outline, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

     10.8  No Transfer.  This Agreement and the rights and obligations set forth
           -----------
herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.9  Severability.  If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

    10.10  Other Remedies.  Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party; and the exercise of any one remedy will not preclude the exercise of any other.

    10.11  Further Assurances.  Each party agrees to cooperate fully with the
           ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

   10.12  Absence of Third-Party Beneficiary Rights.  No provision of this
          -----------------------------------------
Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner or any party hereto or any other person or entity, and all provisions hereof will be personal solely between the parties to this Agreement.

    10.13  Mutual Drafting.  This Agreement is the joint product of FAA and DSW,
           ---------------
each provision hereof has been subject to the mutual consultation, negotiation and agreement of FAA and DSW, and shall not be construed for or against any party hereto.

    Governing Law.  This Agreement shall be governed in all respects, including
    -------------
validity, interpretation and effect, by the laws of the State of California (without giving effect to its choice of law principles).

     IN WITNESS WHEREOF, FAA, Merger Sub and DSW have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


FIRSTAMERICA AUTOMOTIVE, INC.                             DSW SHAREHOLDER REPRESENTATIVES
                                                          Solely with respect to Articles VII, VIII and X


By: /s/ Thomas A. Price                                   /s/ Jerry Daniels
    ---------------------------------                     ---------------------------------
    Name:   Thomas A. Price                               Jerry Daniels
    Title:  Chief Executive Officer


                                                          /s/ Robert Nazarenus
                                                          ---------------------------------
                                                          Robert Nazarenus



                                                          /s/ William Stone
                                                          ---------------------------------
                                                          William Stone


DSW ACQUISITION CORPORATION
                                                          MAJOR SHAREHOLDERS
                                                          Solely with respect to Article III

By: /s/ Debra Smithart                                    /s/ Jerry Daniels
    ---------------------------------                     ---------------------------------
    Name:   Debra Smithart                                Jerry Daniels
    Title:  Chief Financial Officer


                                                          /s/ Robert Nazarenus
                                                          ---------------------------------
                                                          Robert Nazarenus


                                                          /s/ William Stone
                                                          ---------------------------------
                                                          William Stone

DSW & ASSOCIATES, INC.


By:  /s/ Jerry Daniels
     ---------------------------------
     Name:   Jerry Daniels
     Title:  President
